Explanatory Note:  This Post-Qualification Offering Circular amends the offering circular of DNA Brands, Inc. qualified on May 6, 2021, to include the Company’s most recent financials and to amend the share price and amount of shares offered.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION,

DATED OCTOBER 10, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

DNA Brands, Inc.

MAXIMUM OFFERING AMOUNT: $10,000,000

MAXIMUM NUMBER OF SHARES OFFERED HEREBY: 200,000,000

This is a public offering (the “Offering”) of securities of DNA Brands, Inc., a Colorado corporation (the “Company”). We are offering a maximum of Two Hundred Million (200,000,000) shares (the “Maximum Offering”) of our common stock, par value $0.00001 (the “Common Stock”) at an offering price of Five Cents ($0.05) per share (the “Shares”) pursuant to Tier 1 of Regulation A. This Offering is being conducted on a “best efforts” basis, which means that there is no minimum number of Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this Offering. This Offering will expire on the first to occur of (a) the sale of all 200,000,000 shares of Common Stock offered hereby, (b) October 20, 2022, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when the Company’s board of directors elects to terminate the Offering (as applicable, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”). Purchasers of the Shares will not be entitled to a refund and could lose their entire investment.

The Company’s Common Stock is listed on the Over-The-Counter Bulletin Board (“OTCPINK”) under the symbol “DNAX,” and qualified Pink Current Information Tier. For further information, see “Plan of Distribution - Exchange Listing” of this Offering Circular.

On October 15, 2021, the closing price of our common stock was $0.19 per share.

Such Offering price and our valuation was determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $0.05 per share Offering price of the Common Stock has been based upon the trading price and volume of trading of our Common Stock on the OTCPINK exchange and is not based on book value, assets, earnings or any other recognizable standard of value. (See Determination of Offering Price)

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In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of DNA Brands, Inc.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards (page 56). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions(1)	Proceeds to the Company(2)
Per Share	$0.05	$0.00	$0.05
Maximum Offering	$10,000,000.00	$0.00	$9,972,500.00

(1)None of the Shares will be offered through registered broker-dealers to which we will pay commissions, nor will we pay finders for shares from this Offering.

(2)Accounts for the payment of offering expenses, estimated at $27,500.00. See “Plan of Distribution” for further detail.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format of Part II(a)(1)(ii) of Form 1-A/A.

The date of this Offering Circular is October 20, 2021

The Company has not determined if it will require these services or such selected service providers. The Company reserves the right to engage one or more FINRA-member broker-dealers or placement agents in its discretion. Does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $27,500.

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	1
OFFERING CIRCULAR SUMMARY	2
THE OFFERING	4
OUR BUSINESS	5
RISK FACTORS	11
USE OF PROCEEDS	36
DILUTION	37
MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS	38
DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE	49
EXECUTIVE COMPENSATION	51
CERTAIN RELATIONSHIPS & RELATED PARTY TRANSACTIONS	52
SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITY HOLDERS	52
DESCRIPTION OF SECURITIES	53
DIVIDEND POLICY	56
PLAN OF DISTRIBUTION	56
LEGAL MATTERS	58
EXPERTS	58
WHERE YOU CAN FIND MORE INFORMATION	58
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	59

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “DNA Brands,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of DNA Brands, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward- looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

•Our ability to effectively operate our business segments;

•Our ability to manage our research, development, expansion, growth and operating expenses;

•Our ability to evaluate and measure our business, prospects and performance metrics;

•Our ability to respond and adapt to changes in technology and customer behavior; and

•Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of DNA Brands, Inc., a Colorado corporation.

Our Company

On March 25, 2019, we announced that we would shift our primary corporate focus to the transportation/ridesharing industry with the signing of a fleet agreement with the rideshare platform, Ridesharerental.com (http://www.Ridesharerental.com) (the “Rideshare Platform”). As of the date of this Offering Circular, the Company’s operating business segments has shifted direction away from the ridesharing business, due to mass vehicle vandalism and theft causing insurance and repair costs to dampen our projected profit model.

Throughout the fourth quarter of fiscal year 2020, the Company gradually transitioned to becoming a diversified holding company as it identified various growth opportunities.  The Company has become a diversified holding company focused on growth opportunities in the emerging industries of renewable energy, blockchain technology, and the cannabis industry.

The Company’s transition was accomplished with the following transactions

1)In February 2020, through a preferred stock exchange, we acquired a local solar company named 954Solar a Digital Marketing Solar brokerage Firm, to date operating in 13 states in the USA.

2)In January 2021, the Company also signed an agreement to acquire a 70% majority Interest in a blockchain software as a service technology known as DNATags. DNATags is a Blockchain based 4-layered Encrypted tag solution focusing on the packaging and labeling in the Medicinal and Cannabis industry.

3)Finally the Company has been exploring opportunities to acquire a Hemp Farm in Florida and has certain identified opportunities to acquire such farms with existing licenses to grow hemp in Florida.

The purpose of this Offering is to raise capital for (i) sales and marketing to expand sales for 954Solar and DNATags and (ii) acquisition of and capital improvements for the hemp farm.

Offering Summary

Issuer:	DNA Brands, Inc.

Shares Offered:	A maximum of Two Hundred Million (200,000,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of Five Cents ($0.05) per share (the “Shares”).

Number of shares of Common Stock Outstanding before the Offering:	6,014,679 shares of Common Stock as of August 25, 2021.

Number of shares of Common Stock to be Outstanding after the Offering:	206,014,679 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	Five Cents ($0.05).

Listing:	Our shares of Common Stock are listed on Over the Counter Pink Sheets exchange under the symbol “DNAX.”

There can be no assurance that the Company Common Stock sold in this Offering will continue to be approved for listing on OTCPINK or other recognized securities exchange. For more information see the section “Risk Factors.”

Maximum Offering:

Two Hundred Million (200,000,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of Five Cents ($0.05) per share (the “Shares”), for total gross proceeds of Ten Million Dollars ($10,000,000).

Minimum Number of Shares to Be Sold in this Offering:	None.

Use of Proceeds:

If we sell all of the Shares being offered, our net proceeds (after our estimated Offering expenses) will be $10,000,000. We will use these net proceeds for the operation of our business segments, working capital, strategic acquisitions for our business segments, and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors”.

Corporate Information:	275 E. Commercial Blvd. #208, Lauderdale-by-the-Sea, FL 33308 www.dnabrandsinc.com. (561) 654-5722

THE OFFERING:

REGULATION A+; CONTINUOUS REPORTING

REQUIREMENTS UNDER REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

In accordance with the requirements of Tier 1 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “DNA Brands,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to DNA Brands, Inc. As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean DNA Brands, Inc., and its direct and indirect subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended December 31.

OUR BUSINESS

Corporate History and Information

The Company was formed in the state of Colorado with the filing of Articles of Incorporation on May 23, 2007, with the name of Famous Products, Inc. At formation, the principal operations of the Company were as a full service, brand-marketing organization whose activities are centered around its client’s products, principally in the liquor industry. Brand marketing builds the value of the brand by connecting it with target audiences to achieve strategic marketing objectives. It was comprised of one corporation with a wholly owned subsidiary, Fancy Face Promotions, Inc., a Colorado corporation. All of our operations are conducted through this subsidiary. On January 22, 2008, the Company filed a registration statement on Form SB-2 reporting $26,648 in assets which however consisted mostly of cash, $24,170. The company’s operations however consisted mostly of providing services out of one principal location in the downtown Denver metropolitan area. These operations continued until July 7, 2010, when the Company changed to its current name, DNA Brands, Inc. Through to this name change event, though it was never profitable, the Company was current in its filing’s requirements with the SEC reporting on its assets and operations in its fiscal year reports for 2007, 2008 and 2009 (it has a fiscal year end date of Oct. 31). For its period ending Oct. 31, 2007, it reported losses of $47,850 from its operations. For its fiscal year ending Oct. 31, 2008, it reported total revenues of $35,825 but reported a net loss of $18,488. For its fiscal year ending Oct. 31, 2009, it reported total revenues of $6,214 and had operating expenses of $33,361.

On July 6, 2010, the Company changed its business plan acquiring Grass Roots Beverage Company, Inc. and all of the remaining assets, liabilities and contract rights of DNA Beverage Corporation, and the Company amended its name to DNA Brands, Inc. on July 7, 2010.

On March 25, 2019, we announced that we would shift our primary corporate focus to the transportation/ridesharing industry with the signing of a fleet agreement with the rideshare platform, Ridesharerental.com (http://www.Ridesharerental.com) (the “Rideshare Platform”). As of the date of this Offering Circular, the Company’s operating business segments has shifted direction away from the ridesharing business, due to mass vehicle vandalism and theft causing insurance and repair costs to dampen our projected profit model.

On September 21, 2021, the Company amended its articles of incorporation in the State of Colorado and increased its authorized shares of common stock from Thirty Million (30,000,000) common shares to Two Hundred Twenty-Two Million (222,000,000) Common Shares.

Our mailing address is DNA Brands, Inc., 725 E Commercial Blvd #208 Lauderdale by the Sea, FL 33308 and our telephone number is (561) 654-5722. Our website address is www.dnabrandsinc.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Business Overview

Throughout the fourth quarter of fiscal year 2020, the Company gradually transitioned to becoming a diversified holding company as it identified various growth opportunities. The Company has become a diversified holding company focused on growth opportunities in the emerging industries of renewable energy, blockchain technology, and the cannabis industry. The Company has sought opportunities with an established sales and revenue model that can be scaled upwards with increased promotional and marketing spending utilizing a digital marketing platform that can be white labeled for any industry or product and will increase impressions in proportion to promotional dollars spent.

The Company’s transition was accomplished with the following transactions

1)In February 2020, through a preferred stock exchange, we acquired a local solar company named 954Solar a Digital Marketing Solar brokerage Firm, to date operating in 13 states in the USA.

2)In January 2021, the Company also signed an agreement to acquire a 70% majority Interest in a blockchain software as a service technology known as DNATags. DNATags is a Blockchain based 4-layered Encrypted tag solution focusing on the packaging and labeling in the Medicinal and Cannabis industry.

3)Finally the Company has been exploring opportunities to acquire a Hemp Farm in Florida and has certain identified opportunities to acquire such farms with existing licenses to grow hemp in Florida.

These 3 areas will be where the Company will be focusing its efforts moving forward, and its use of proceeds for the Offering will be focused on enhancing opportunities in these three areas.  Notwithstanding, the three different areas of focus the Company will consolidate its financials into one statement and not report as three different segments.

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Segment 1: The Solar Industry

In February 2020, the Company acquired 954Solar LLC (D/B/A The Solar Elite), a Florida limited liability company that was formed July 11, 2019 (“954Solar”).  954Solar is a solar digital marketing and brokerage company that does business as “The Solar Elite” and operates the website, https://www.thesolarelite.com.  Its business model is to broker the sale of the installation of solar panels to homeowners and businesses helping them reduce their carbon footprint and lower their energy costs.  954Solar provides its customers with a consultation to determine what tools and materials it thinks would be best for the installation based on the customer’s energy needs and budgets, and then brokers a sale for the materials and installation for the customer.  It also brokers contracts for the maintenance and repair of solar panel installations.

For the year ended December 31, 2020, 954Solar brokered approximately $1.2 Million Dollars in contractual sales resulting in $249,013 of year-to-date revenue for 954Solar. As 954Solar is not a licensed solar contractor, solar sales/revenue have to be recorded on a net commission basis as revenue (not the actual contract sale).  With use of proceeds from the Offering we will expand our sales and marketing efforts for 954Solar.

DNA Brands Inc. intends to grow 954Solar by recruiting whom management believes are the best Solar Sales agents in the country and aggressively marketing and branding “The Solar Elite” through digital marketing.  954Solar has identified a unique solar sales platform that can be scaled at an infinite level. Coupled with a planned call center and an online sales presence, DNA believes this platform will be very disruptive to the solar industry.

Management believes the solar industry is poised for exceptional growth over the next five years.

According to the Solar Energy Industry Association (SEIA), solar accounted for 43% of all new electric generating capacity additions through Q3 2020, more than any other electricity source. Their report projects a record 19 GW of new solar capacity installations in 2020, representing 43% year-over-year growth from 2019. The global solar energy market was valued at $52.5 Billion in the middle of 2019 and is expected reach $223.3 billion by 2026, growing at an expected CAGR of 20.5% from 2019 to 20261.

Having secured the Presidency and a 51-to-50 majority in the Senate, Democrats are poised to control the legislative agenda and set energy policy that will have effect for the coming years. This means that climate change and renewable incentives are likely to be in focus, with the new President’s Executive Order on Tackling the Climate Crisis at Home and Abroad2 as the guiding concept.

______________

[1]  See U.S. Solar Market Insight Report Dated December 15, 2020, available at https://www.seia.org/us-solar-market-insight

[2] See Executive Order on Tackling the Climate Crisis at Home and Abroad dated January 27, 2021, available at https://www.whitehouse.gov/briefing-room/presidential-actions/2021/01/27/executive-order-on-tackling-the-climate-crisis-at-home-and-abroad/

As the new administration takes office, here are the top three things to watch, that may be on the forefront of his energy policy agenda:

1.Establishing a national RPS: Creating a national Renewable Portfolio Standard (RPS) would accelerate the nation’s adoption of renewable energy beyond RPS goals currently set by individual states. Roughly half of all growth in renewable energy since 2000 has been driven by state RPS goals, and a national RPS would promote even greater renewable investment.

2.Return of 1603 grants: In President Obama’s American Recovery and Reinvestment Act, the Section 1603 Program provided grants for clean energy investments. This was particularly beneficial for businesses that were unable to take advantage of the available tax credits. The program disbursed over $26 billion to help fund more than 100,000 clean energy projects and provided a wider range of organizations with access to solar incentives.

3.Further ITC extension: In the December 2020 tax package, the ITC was extended for commercial solar projects to remain at 26% for the coming years, rather than continuing a planned decline from 30% that began in 2019. Analysts predict that the extended ITC could boost U.S. solar output one-third by 2030, and it is possible that a further extension or even increase of the credit could be proposed.

Our Opportunity in the Solar Industry

In the shifting political climate, management expects that green investments will not only become more attractive due to favorable policies, but also because consumer preferences and corporate cultures are shifting to further support green energy.  We believe this bodes well for sales of new installations of solar panels over the next five-year period.

Over the coming years, companies can also anticipate an increased focus on compliance and reporting for emissions. Investors and stakeholders continue to demand Environmental, Sustainability and Governance (ESG) initiatives, as corporations without ESG initiatives are experiencing lower stock-market valuations.  Management believes this will have a ripple effect through the economy. As investors demand greater focus on sustainability, corporations look to their supply chains, where emissions can be more than five times greater than from the company itself.

We plan to white label a digital marketing platform for The Solar Elite as our sales and marketing approach to capitalize on these market trends.

Segment 2: Blockchain Technology Industry

In January 2021, the Company also signed an agreement to acquire a 70% majority Interest in blockchain software as a service technology known as DNATags. DNATags is a Blockchain based 4-layered Encrypted tag software solution focusing on anti-counterfeit, tamper-proof, traceable packaging and labeling service for the Medicinal and Cannabis industry that utilizes blockchain technology and Near Field Communication (NFC) to protect against the trade of counterfeit cannabidiol and medicinal products.  Management believes traceability of provenance is one of the main advantages blockchain brings to the cannabis industry, giving consumers access to a fully visible and distributed product ledger containing comprehensive records of a product’s supply chain, and that is why this technology will be a key differentiator for DNATags in providing packaging and labeling services to the Medicinal and Cannabis industries. We have acquired the assets and identified the partners we believe are necessary to complete sales for this segment industry and have begun our sales process for this product; we anticipate closing our first sales during the Offering.

With such a diverse array of cannabis products available on the market, it is important that consumers know exactly what they are buying. As more companies are trying to individuate themselves from the saturated cannabis market by producing high-quality cannabinoids, transparency for their extraction methods and sources are becoming more important to consumers. Traceability can be explained as a means of product quality control. By employing full traceability of cannabis products, consumers can effectively trace the product back to its source, most often from seed to shelf.

U.S. health officials are urging states to regulate cannabis oil extracts after investigating a rash of illnesses tied to the products in Utah. In a report released Thursday, the Centers for Disease Control and Prevention found that synthetic products falsely labeled, sickened as many as 52 people from October through January.

Feb 2, 2019, Two medical centers in North Carolina have treated more than 60 patients from the military who arrived with symptoms related to fake vaping products with CBD oil.

Counterfeit cannabis products endanger people’s health - and the reputation of cannabis manufacturers.

We anticipate that this technology will also be useful for verification of vaccines, which is a concern not just for Covid vaccines,3 but for other vaccines as well.4

Blockchain, sometimes referred to as Distributed Ledger Technology (DLT), makes the history of any digital asset unalterable and transparent through the use of decentralization and cryptographic hashing.  This characteristic of blockchain technology is what makes it useful for the traceability and authentication of products to prevent counterfeit.

With blockchain technology, companies can focus on creating a supply chain that works with both vendors and suppliers. In the traditional supply chain, it is hard to trace items that can lead to multiple problems, including theft, counterfeit, and loss of goods. However with blockchain, the supply chain becomes more transparent than ever; it enables every party to trace the goods and ensure that it is not being replaced or misused during the supply chain process. Organizations can also make the most out of the blockchain traceability by implementing it in-house using DNATags.

According to IBM: “blockchain” is a shared, immutable ledger that facilitates the process of recording transactions and tracking assets in a business network. An asset can be tangible (a house, car, cash, land) or intangible (intellectual property, patents, copyrights, branding). Virtually anything of value can be tracked and traded on a blockchain network, reducing risk and cutting costs for all involved. Blockchain technology is important because business runs on information. The faster it is received and the more accurate it is, the better. Blockchain is ideal for delivering that information because it provides immediate, shared and completely transparent information stored on an immutable ledger that can be accessed only by permissioned network members. A blockchain network can track orders, payments, accounts, production and much more. And because members share a single view of the truth, you can see all details of a transaction end-to-end, giving you greater confidence, as well as new efficiencies and opportunities.

DNATags works by integrating a tag with a QR code on it into the packaging or labeling or a product. The QR code can be scanned, using a smartphone, to authenticate the product and obtain information about its pedigree. The tags cannon be duplicated or altered because they are created in the blockchain to ensure authenticity.

Blockchain utilizes advanced security compared to other platforms or record-keeping systems. Any transactions that are ever recorded needs to be agreed upon according to the consensus method. Also, each transaction is encrypted and has a proper link to the old transaction using a hashing method.  Security is also enhanced by the fact that each node holds a copy of the transactions ever performed on the network. So, if any malicious actor ever wanted to make changes in the transaction, he won’t be able to do so as other nodes will reject his request to write transactions to the network.  Blockchain networks are also immutable, which means the data, once written, cannot be reverted by any means. This is also the right choice for systems that thrive on immutable data such as systems that citizens age.

The tamper-evident tags can even detect whether a product to which the tax is attached has been opened or otherwise tampered with. We describe the tag as a digital seal that provides smart packaging and brand protection, and the tags can be customized for manufacturers or retailers.

Right now, businesses spend a lot of money to improve to manage their current system. And that’s why they want to reduce cost and divert the money into building something new or improve current processes. By using blockchain, organizations can bring down a lot of costs associated with 3rd party vendors. As blockchain has no inherited centralized player, there is no need to pay for any vendor costs. On top of that, there is less interaction needed when it comes to validating a transaction, further removing the need to spend money or time to do basic stuff.

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[3] See China arrests more than 80 people in ‘fake vaccine’ ring crackdown dated February 1, 2021, available at https://www.cnn.com/2021/02/01/asia/china-fake-covid-vaccines-intl/index.html

[4] See Outrage in China over thousands of faulty vaccines for children dated July 24, 2018, available at https://www.cnn.com/2018/07/23/asia/faulty-vaccine-china-intl/index.html

Development of the blockchain software technology has been completed, and we have identified a manufacturer to mass-produce the tags semi-custom (from a choice of 5 designs) when a manufacturer signs up for DNATags. The tags are then sent to the manufacturer’s co-packer for implementation into the product packaging when it is produced for distribution.  We have begun our sales process and anticipate closing our first round of sales during the Offering.

Segment 3: The Hemp and Cannabis Industry

Finally the Company has been exploring opportunities to acquire a Hemp Farm in Florida and has identified a specific farm to acquire that has 6 existing licenses to grow and process hemp in Florida. Our objective will be to sell the hemp and hemp biomass wholesale to processors.  A secondary objective is to be positioned to be begin cannabis cultivation in the event that Florida legalizes recreational marijuana, which management believes is likely to happen before the 2022 election cycle.5

We have yet to begin operations or acquire assets for this industry segment.

Hemp is one of the earliest domesticated plants on the planet. Its use can be dated back to the fifth century B.C. The United States has the largest amount of hemp imported, but it is one of the few countries that prior to the passage of the 2018 Farm Bill, did not allow it to be grown under the Controlled Substance Act. Prior to the passage of such Act, the federal government did not distinguish between the various strains of cannabis such as those that are grown exclusively for the durability of hemp material. It should be noted that recently a number of states have enacted state laws that allow for the growth of hemp. This hemp material goes into food, health products, rope, fabric, textiles and even concrete.

Despite the historically negative stigma associated with hemp, it is a highly environmentally friendly crop, requiring few, if any, pesticides and is also biodegradable. Most of the negative stigma associated with cannabis is due to the fact that it can bud Δ9-tetrahydrocannabinol (THC).

Industrial hemp material generally contains less than 0.3% THC, while cannabis grown for marijuana use sometimes contains upwards of 20%. Ingestion or use of industrial hemp-based products does not have psychoactive effects due to the very low quantity of THC, if any. This makes industrial hemp legal for sale within the United States, so long as it complies with certain regulations and laws.

According to the Congressional Research Service, there are over 25,000 products on the global market that are derived from hemp. It is estimated that in the United States the market for hemp-based products may be $500 million per year, although an exact number has not been determined. Between $156 and $171 million of this market is made up of body care items and food-based supplements. $100 million is associated with hemp-based clothing and textiles. The remaining balance is associated with an array of various other hemp-based goods.

The cannabis industry continues to exceed other industries’ growth rates and retain the title of the “fastest-growing industry in the U.S.” as the Huffington Post reported in 2015.

Marijuana sales in North America reached $6.73 billion in 2016, reflecting 34% growth over 2015 ($5.04 billion), according to ArcView Market Research/BDS Analytics. The research firm projects sales to jump to $21.6 billion by 2021, representing a 26% compound annual growth rate (CAGR).

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[5] See “What is the future of legal marijuana in Florida?” Tampa Bay Times December 8, 2020, available at  https://www.tampabay.com/news/florida-politics/2020/12/08/what-is-the-future-of-legal-marijuana-in-florida/; see also “Recreational marijuana supporters hope Florida Turns Green” Tallahassee Democrat November 30, 2020, available at https://www.tallahassee.com/story/news/local/state/2020/11/29/advocates-hopeful-florida-voters-approve-adult-use-marijuana-recreational-legalize-amendment/6337800002/

Federal Government Regulation

Cannabis is currently a Schedule I controlled substance under the Controlled Substances Act (the “CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in California with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, as of the date of this filing, 35 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

On January 4, 2018, United States Attorney General Jefferson B. Sessions, III rescinded a number of federal memoranda that provided guidance regarding marijuana and medical marijuana enforcement. Included in the memos that were rescinded is the Cole Memo, which laid out eight marijuana enforcement priorities for federal prosecutors in light of the fact that a number of states had moved to legalize cannabis. Also withdrawn are federal memoranda providing guidance to banks when dealing with customers whose money may be derived from a cannabis business, as well as a federal memoranda regarding enforcement of federal marijuana laws in Indian Country.

In the Controlled Substances Act, Congress has generally prohibited the cultivation, distribution, and possession of marijuana. 21 U.S.C. § 801 et seq. It has established significant penalties for these crimes. 21 U.S.C. § 841 el seq. These activities also may serve as the basis for the prosecution of other crimes, such as those prohibited by the money laundering statutes, the unlicensed money transmitter statute, and the Bank Secrecy Act. 18 U.S.C. §§ 1956-57, 1960; 31 U.S.C. § 5318. These statutes reflect Congress’s determination that marijuana is a dangerous drug and that marijuana activity is a serious crime.

The Agricultural Improvement Act of 2018 (“the Farm Bill”) legalizes hemp by defining it as an agricultural commodity under federal law. This definition removes the parts of the cannabis plant that make up hemp from scheduling under the Controlled Substances Act of 1970 (under which marijuana remains illegal) and effectively allows hemp to be treated like any other agricultural product would be under federal law. Thus, hemp farmers can legally import and export hemp throughout the United States and participate in U.S. Department of Agriculture (“USDA”) programs such as low-cost crop insurance.

However, the Farm Bill does put some unique restrictions around hemp cultivation, including empowerment of the USDA to create rules surrounding the industry. The Farm Bill also does not prohibit the enactment of state-level regulations relating to hemp (so long as such regulations comply with federal law), but does limit the level of punishment that can be imposed upon hemp producers, even in the case of negligent violations: “A hemp producer that negligently violates a State plan shall not as a result of that violation be subject to any criminal enforcement action by the Federal Government or any State government.” Section 10113 (p. 431). Thus, under the Farm Bill’s provisions, even negligent violations are subject only to “corrective action,” which means that if a farmer accidentally grows plants that exceed legal THC limits (hemp can only contain 0.3% percent delta-9 tetrahydrocannabinol, or THC, on a dry basis), the farmer would merely need to correct the error. This “corrective action” is certainly an improvement under most states’ “pilot program” regimes. In the past, if a farmer grew plants that exceed THC limits, the whole crop must be burned.

The Farm Bill also prevents states from prohibiting the transportation or shipment of hemp within the U.S. The U.S. Domestic Hemp Production Program was established by the U.S. Department of Agriculture (the “USDA”) through an interim final rule on October 31, 2019. This rule provides the requirements for State and Tribal regulatory plans submitted to USDA for review and approval.

If a producer has produced cannabis exceeding the acceptable hemp THC level, the material must be disposed of in accordance with the CSA and DEA regulations because such material constitutes marijuana, a schedule I controlled substance. Consequently, the material must be collected for destruction by a person authorized, such as a DEA- registered reverse distributor, or a duly authorized Federal, State, or local law enforcement officer.

A producer who negligently violates a State or Tribal plan three times in a five-year period will be ineligible to produce hemp for a period of five years from the date of the third violation. Negligent violations are not subject to criminal enforcement action by local, Tribal, State, or Federal government authorities.

According to the USDA hemp webpage, hemp growers are not subject to the cultivation requirements outlined in the federal interim final rule if a state has an approved regulatory plan or is in the process of developing a regulatory plan. California is in the process of developing a state plan, and thus, California hemp growers are not currently subject to the federal interim rule. However, growers in states that do not have a pending or approved regulatory plan may apply for a USDA hemp production license.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, but are not limited to the following:

•Our limited operating history by which potential investors may measure our chances of achieving success in under our business model. In addition, our executive officers have a lack of experience in managing companies similar to the Company.

•Our ability to pay significant indebtedness.

•Our ability to effectively operate our business segments and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate.

•Our ability to manage our expansion, growth and operating expenses.

•Our management team’s lack of prior managerial experience managing a diverse portfolio of businesses.

•No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price.

•Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

RISKS RELATED TO OUR COMPANY

We have a limited operating history in our business segments, and no operating history in one business segment, so there is limited track record on which to judge our business prospects and management.

We have limited operating history as a diversified holding company and in our business segments of solar installations, blockchain technology, and no operating history in hemp farming upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history.

If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by small operating companies with limited operating history, particularly companies in new and rapidly evolving markets. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Regulation A+ offering, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

The Company’s success is reliant on one executive who is predominantly responsible for operations and identifying strategic business opportunities.

The Company’s success depends substantially upon one key employee. If he becomes unable or unwilling to perform his functions for the Company, its chances for success will be greatly diminished and the Company may not be able to survive. The Company does not maintain key-person insurance for this executive and does not have a contingent plan for his death or incapacity at this time.  From time to time, there may be changes in the Company’s executive management team resulting from the hiring or departure of executives. Such changes in the Company’s executive management team may be disruptive to its business. There can be no assurances the Company will be able to find or hire competent executives so it will not be as dependent on one employee. The Company does not maintain a chief financial officer or in house bookkeeper and so is totally reliant on third parties for the maintenance of its books, preparation of financial statements, and financial analysis of strategic partners and acquisitions.

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time. Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets. Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity. There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely. Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020. During the timeframe in which in- person meetings were suspended, Company management reallocated resources to on-line client and business development.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the state of Florida. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the states of Florida to be allowed to return to full operations and capacities.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers (both issuers using our services and investors investing on our platform) and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small business (our potential clients). To the extent COVID- 19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely more predominantly on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate significant cash from our operating activities in the future to funds our continuing operations. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities.

We have a history of losses and we expect significant increases in our costs and expenses to result in continuing losses for at least the foreseeable future.

For the fiscal year ended December 31, 2020, we generated a loss of approximately ($1,245,472), bringing the accumulated deficit to approximately ($32,568,710) at December 31, 2020. Increases in costs and expenses may result in a continuation of losses for the foreseeable future. There can be no assurance that we will be commercially successful.

We have outstanding debt and lease commitments, which is secured by our assets and it may make it more difficult for us to make payments on the notes and our other debt and lease obligations.

As of December 31, 2020, we had outstanding indebtedness totaling approximately $2,726,096. Our debt commitments could have important consequences to you. For example, they could:

•make it more difficult for us to obtain additional financing in the future for our acquisitions and operations, working capital requirements, capital expenditures, debt service or other general corporate requirements;

•require us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the interest associated with our debt rather than to other areas of our business;

•limit our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt, creating liens on our properties, making acquisitions or paying dividends;

•make it more difficult for us to satisfy our obligations with respect to the notes;

•place us at a competitive disadvantage compared to our competitors that have less debt; and

•make us more vulnerable in the event of adverse economic and industry conditions or a downturn in our business.

Our ability to meet our debt service and lease obligations depends on our future financial and operating performance, which will be impacted by general economic conditions and by financial, business and other competitive factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, competition, regulatory developments and delays in our business strategies. Our ability to meet our debt service and lease obligations may depend in significant part on the extent to which we can successfully execute our business strategy and successfully operate our business segments. We may not be able to execute our business strategy and our business operations may be materially impacted.

If our business does not generate sufficient cash flow from operations or future sufficient borrowings are not available to us under our credit agreements or from other sources, we might not be able to service our debt and lease commitments, including the notes, or to fund our other liquidity needs. If we are unable to service our debt and lease commitments, due to inadequate liquidity or otherwise, we may have to delay or cancel acquisitions, sell equity securities, sell assets or restructure or refinance our debt. We might not be able to sell our equity securities, sell our assets or restructure or refinance our debt on a timely basis or on satisfactory terms or at all. In addition, the terms of our agreements with original equipment manufacturers or debt agreements may prohibit us from pursuing any of these alternatives.

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our debt, and to refinance our debt and fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We do not believe that our cash flow from operating activities and our existing capital resources, including the liquidity provided by our credit agreements and lease financing arrangements, will be sufficient to fund our operations and commitments for the next twelve months. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to pay our debt or to fund our other liquidity needs. We may need to refinance some or all of our debt on or before maturity, sell assets, reduce or delay capital expenditures or seek additional equity financing. We cannot assure you that efforts to refinance any of our debt will be successful.

Our debt and other commitments expose us to a number of risks, including:

Cash requirements for debt and lease obligations. A significant portion of the cash flow we generate must be used to service the interest and principal payments relating to our various financial commitments, $2,133,496 of long-term debt as of December 31, 2020. A sustained or significant decrease in our operating cash flows could lead to an inability to meet our debt service requirements or to a failure to meet specified financial and operating covenants included in certain of our agreements. If this were to occur, it may lead to a default under one or more of our commitments. In the event of a default for this reason, or any other reason, the potential result could be the acceleration of amounts due, which could have a significant and adverse effect on us.

Availability. Because we finance the majority of our operating and strategic initiatives using a variety of commitments, including $2,133,496 in total notes payable and loan facilities, we are dependent on continued availability of these sources of funds. If these agreements are terminated or we are unable to access them because of a breach of financial or operating covenants or otherwise, we will likely be materially affected.

Regulatory issues. We are subject to a wide variety of regulatory activities, including:

Governmental regulations, claims and legal proceedings. Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Accounting rules and regulations. The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings and cash flows.

Inadequacy of capital.

The expected gross offering proceeds of a maximum of $10,000,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued execution and operation of our business segments, if only a fraction of this Offering is sold, or if certain business segments financially underperform expectations, we may have inadequate funds to fully develop our business. Although we believe that the proceeds from this Offering will be sufficient to help sustain our development process and business operations, there is no guarantee that we will raise all the funds needed to adequately fund the operations of our business segments.

We may not be able to obtain adequate financing to continue our operations or commence operations in our new segment of hemp farming.

We will need to raise additional funds through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions. This capital will be necessary to acquire the hemp farm we are targeting and to expand sales and marketing for our existing solar panel installation sales business and DNATags business. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects would be materially and adversely affected.

We may pursue strategic transactions which could be difficult to implement, disrupt our business or change our business profile significantly.

Any future strategic acquisition or disposition of assets or a business could involve numerous risks, including: (i) potential disruption of our ongoing business and distraction of management; (ii) difficulty integrating the acquired business or segregating assets and operations to be disposed of; (iii) exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition or against any business we may acquire; (iv) changing our business profile in ways that could have unintended negative consequences; and (v) the failure to achieve anticipated synergies.

If we enter into significant strategic transactions, the related accounting charges may affect our financial condition and results of operations, particularly in the case of an acquisition. The financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. A material disposition could require the amendment or refinancing of our outstanding indebtedness or a portion thereof.

We rely on our management team, which has little experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and operating business segments, and to manage employees and consultants. Our success will be dependent on the personal efforts of Andrew Ferrin Adrian McKenzie, our president and CEO respectively, and such other key personnel. Any of our officers or employees can terminate his or her employment relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Our management team has worked together for only a very short period of time and may not work well together as a management team.

We may need to raise additional capital by issuing additional securities  which could hurt the market for our securities or be on terms more favorable than those of our current shareholders.

We will need to, or desire to, raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

•Our degree of success in generating revenue from our Solar Sales, and adequately marketing DNA TAGS;

•The costs of establishing or acquiring sales, marketing, and distribution capabilities for our services;

•The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and

•The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

If our management is unable to accurately estimate future levels of solar sales and execute the placing of DNA TAGS within the packaging business accordingly, our results of operations, financial condition, liquidity and cash flows could suffer.

Because Marketing will typically represent our single largest expense and are typically made weeks or months in advance of the expected sales appointment, our business is dependent upon the ability of our management to accurately estimate future levels of Sales activity and consumer preferences. To the extent we do not purchase sufficient marketing slots, or the right demographics to meet consumer demand, we may lose revenue to our competitors. If our management is unable to accurately estimate future levels of solar sales or not able to execute packaging contracts with DNA TAGS because of changes in the competitive environment or economic factors outside of our control, our results of operations, financial condition, liquidity and cash flows could suffer.

Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Colorado  law. Colorado law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•breach of their duty of loyalty to us or our stockholders;

•act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Colorado General Corporation Law; or

•transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Risks of borrowing.

If we incur additional indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

Unanticipated obstacles to the operations of our business segments.

Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. The Board of Directors believes that the chosen operations and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. The Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Risks of operations.

Our operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target markets and our lack of experience in them, we may be unable to accurately forecast our future revenues and operating results. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. As a result, we will need to generate significant revenues while containing costs and operating expenses if we are to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

Minimal employees or infrastructure.

We will have a small number of employees and we don’t have any operational infrastructure or prior operating history. We intent to rely on our management team, our advisors, third-party consultants, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

No dividends or return of profits.

We have not had any profits from any operations to date. We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

We may fail to respond adequately to changes in technology and customer demands.

In recent years our industry has been characterized by rapid changes in technology and customer demands. For example, in recent years, industry participants have taken advantage of new technologies to improve Blockchain technologies utilization, decrease customer wait times and improve customer satisfaction. Our industry has also seen the entry of new competitors whose businesses and efforts continue to introduce various types of  technology. Our ability to continually improve our current processes, products and offerings in response to changes in technology is essential in maintaining our competitive position and maintaining current levels of customer satisfaction. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced product offerings.

Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. Delay or failure may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational and financial resources. As our businesses grow in scale and attract more customers, there can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully grow and scale our services, products and offerings. Our operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our diversified businesses. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

Maintaining favorable brand recognition is essential to our success, and failure to do so could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Our business is heavily dependent upon the favorable brand recognition that our “DNA Brands” brand names have in the markets in which they participate. Factors affecting brand recognition are often outside our control, and our efforts to maintain or enhance favorable brand recognition, such as marketing and advertising campaigns, may not have their desired effects. In addition, it may be difficult to monitor or enforce such requirements, particularly in foreign jurisdictions and various laws may limit our ability to enforce the terms of these agreements or to terminate the agreements. Any decline in perceived favorable recognition of our brands could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Changes in U.S., global or regional economic conditions.

A decrease in economic activity in the United States or in other regions of the world in which we plan to offer our DNA TAGS offerings and related services could adversely affect demand, thus reducing our ability to generate revenue. A decline in economic conditions could reduce our users’ interest in utilizing our products and services. In addition, an increase in price levels generally, or in price levels in a particular sector such as the Engineering team needed to implement ever changing technology, could result in a shift in retail packaging demand, which could also adversely affect our revenues and, at the same time, increase our costs.

In the solar sales business, a decline in economic activity typically results in a decline in both residential and Commercial sales.  In the equipment rental business, a decline in economic activity typically results in a decline in activity in non-residential construction and other businesses in which our Solar sales team operate and, therefore, results in a decline in the volume of  solar sales transactions, which could have a material adverse effect on our results of operations. A decline in economic activity also may have a material adverse effect on residual values realized on the disposition of our revenue earnings and  solar sales and  packaging sales.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

If our efforts to attract prospective customers to our Solar sale business are not successful, or we fail to retain customers or continue attracting existing customers to our products and services, our growth prospects and revenue will be adversely affected.

Our ability to grow our business and generate revenue depends on retaining and expanding our total customer base, increasing revenue by effectively increasing the number of customers from our sales and marketing efforts of the business. We must convince prospective customers of the benefits and tax advantages of our solar sale services and equipment offerings and our existing users of the continuing value of our products and services. Our ability to attract new users and customers, retain existing users and customers. If we fail to keep pace with competing offerings or technological advancements to the solar and blockchain technology industries or our partner fails to offer compelling product offerings and state-of-the-art delivery for its Solar sales and Packaging product DNATAGS to meet consumer demands, our ability to grow or sustain the reach of our product and service offerings, attract and retain users and customers may be adversely affected.

We have no control over the Manufacturer packaging Requirements to implement DNA TAGS or such other requirements imposed by the major Manufacturers, and our business may be adversely affected in the event that Manufacturers chose not to use our product.

We rely heavily on marketing, for both our Solar Sales division and our IP DNA Tags. We cannot guarantee that any major Manufacturer will use our DNA TAGS or guarantee Solar Sales.  However based on past results and marketing efforts, the success of our business will have a direct correlation to our ability to effectively market both divisions of the Company

Our business may be adversely affected if our ability to market our Solar division and our IP DNA TAGS, is hindered or not met.

We face risks of increased costs of marketing and retaining adequate sales professionals and of decreased profitability, including as a result of limited supplies of competitively priced cars.

Certain car manufacturers, such as Ford, have adopted strategies to de-emphasize sales to the car rental industry which they view as less profitable due to historical sales incentive and other discount programs that tended to lower the average cost of cars for fleet purchasers such as us. Reduced or limited supplies of equipment together with increased prices are risks that we also face in our equipment rental business. We cannot offer assurance that we will be able to pass on increased costs of cars or equipment to our rental customers. Failure to pass on significant cost increases to our customers would have a material adverse impact on our results of operations and financial condition.

Fluctuations in solar installation  and hardware costs or reduced supplies could harm our business.

We could be adversely affected by limitations on solar panels and various hardware supplies, the imposition of mandatory international trade allocations or closing of international borders (such as what has been seen in the COVID19 Pandemic). A severe or protracted disruption of fuel supplies or significant increases in fuel prices could have a material adverse effect on our financial condition and results of operations, either by directly interfering with our normal activities or by disrupting the air travel on which a significant portion of our solar sales business relies.

The concentration of our accounting and information technology functions at a limited number of facilities in Florida creates risks for us.

We have concentrated our accounting functions for the United States in one office location in Sunrise Florida. In addition, our major information systems are centralized in our office location in Fort Lauderdale. A disruption of normal business at any of our principal office location in Fort Lauderdale, Florida, whether as the result of localized conditions (such as a fire or explosion) or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and systems activities.

We face risks arising from our heavy reliance on communications networks and centralized information systems.

We rely heavily on information systems to market, sell and conduct appointments  for our Solar and DNA TAGS activities and otherwise conduct our business. We have centralized our information systems in one office location in Fort Lauderdale, Florida, and we rely on communications service providers to link our systems with the business locations these systems serve. A simultaneous loss of both facilities, or a major disruption of communications between the systems and the locations they serve, could cause a loss of reservations, interfere with our ability to manage our staff and sales team and sales processes and otherwise materially adversely affect our ability to manage our business effectively. Our systems back-up plans, business continuity plans and insurance programs are designed to mitigate such a risk, not to eliminate it. In addition, because our systems contain information about individuals and businesses, our failure to maintain the security of the data we hold, whether the result of our own error or the malfeasance or errors of others, could harm our reputation or give rise to legal liabilities leading to lower revenues, increased costs and other material adverse effects on our results of operations.

The misuse or theft of information we possess could harm our reputation or competitive position, adversely affect the price at which shares of our common stock trade or give rise to material liabilities.

We possess non-public information with respect to individuals, including our customers and our current and former employees, and businesses, as well as non-public information with respect to our own affairs. The misuse or theft of that information by either our employees or third parties could result in material damage to our brand, reputation or competitive position or materially affect the price at which shares of our Common Stock trade. In addition, depending on the type of information involved, the nature of our relationship with the person or entity to which the information relates, the cause and the jurisdiction whose laws are applicable, that misuse or theft of information could result in governmental investigations or material civil or criminal liability. The laws that would be applicable to such a failure are rapidly evolving and becoming more burdensome.

If we acquire any businesses in the future, they could prove difficult to integrate, disrupt our business, or have an adverse effect on our results of operations.

We intend to pursue growth primarily through internal growth, but from time to time we may consider opportunistic acquisitions which may be significant. Any future acquisition would involve numerous risks including, without limitation:

•potential disruption of our ongoing business and distraction of management;

•difficulty integrating the acquired business; and

•exposure to unknown liabilities, including litigation against the companies we may acquire.

If we make acquisitions in the future, acquisition-related accounting charges may affect our balance sheet and results of operations. In addition, the financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. We may not be successful in addressing these risks or any other problems encountered in connection with any acquisitions.

We are subject to a number of risks related to other payment solution providers.

We will accept payments through various payment solution providers, such as telco integrated billings and prepaid codes vendors. These payment solution providers provide services to us in exchange for a fee, which may be subject to change. Furthermore, we rely on their accurate and timely reports on sales and redemptions. If such accurate and timely reports are not being provided, it will affect the accuracy of our reports to our licensors, and also affect the accuracy of our financial reporting.

Our business is not seasonal in Florida, and a disruption in solar panel availability activity during our peak season could materially adversely affect our results of operations.

Certain significant components of our expenses, including real estate taxes, rent, utilities, maintenance and other facility- related expenses, the costs of operating our information systems and minimum staffing costs, are fixed in the short-run. Seasonal changes in our revenues do not alter those fixed expenses, typically resulting in higher profitability in periods when our revenues are higher and lower profitability in periods when our revenues are lower. The Company believes that the second and third quarters of the year will be stronger quarters due to their increased levels of leisure travel and construction activity. Any occurrence that disrupts rental activity during the second or third quarters could have a disproportionately material adverse effect on our liquidity and/or results of operations.

Governmental regulation and associated legal uncertainties could limit our ability to expand our product offerings or enter into new markets and could require us to expend significant resources, including the attention of our management, to review and comply with such regulations.

Elements of the Solar and Medical packaging industry are currently or will be regulated by Federal, state, city and/or local governments, and our ability to provide these services is and will continue to be affected by government regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies with respect to the Solar and Medical packaging  industry or could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition. Moreover, in the future, we may elect to add services or products to our business plan, which could expose us to additional regulations, compliance obligations and legal challenges. In addition, our business strategy involves expansion into regions around the world, many of which have different legislation, regulatory environments, tax laws and levels of political stability. Compliance with foreign legal, governmental, regulatory or tax requirements will place demands on our time and resources, and we may nonetheless experience unforeseen and potentially adverse legal, regulatory or tax consequences. It is intended that our business will assist with the processing of customer credit card transactions which would result in us receiving and storing personally identifiable information. This information is increasingly subject to legislation and regulations in numerous jurisdictions around the world. This legislation and regulation is generally intended to protect the privacy and security of personal information, including credit card information, that is collected, processed and transmitted in or from the governing jurisdiction. We could be adversely affected if government regulations require Solar and medicinal packaging standards, and as a result, us to significantly change our business practices with respect to this type of information.

Manufacturer safety recalls could create risks to our business.

Depending on the current state of international markets, any one recall on any specific brand of solar panels, can incur a loss of business to us.  However at this time we offer a variety of solar panels to mitigate such an event.

If we are unable to purchase adequate supplies of competitively priced leads and the cost of marketing  increases, our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

The price and other terms at which we can acquire solar leads vary based on specific markets and other conditions. For example, certain states offer tax incentives, therefore sales leads in said states are usually higher priced.  Consequently, there is no guarantee that we can purchase a sufficient number of sales leads  at competitive prices and on competitive terms and conditions. If we are unable to obtain an adequate supply of qualified sales leads, or if we obtain less favorable pricing and other terms when we acquire Marketing dollars  and are unable to pass on any increased costs to our customers, then our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the solar and blockchain technology industries increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements or obtain them on terms acceptable to us.

Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. Further, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self- regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web “cookies” for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business financial condition and results of operations.

We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business, financial condition and results of operations. We anticipate accepting payment from our users primarily through credit card transactions and certain online payment service providers. The ability to access credit card information on a real time-basis without having to proactively reach out to the consumer each time we process an auto-renewal payment or a payment for the purchase of a premium feature on any of our dating products is critical to our success. When we or a third party experiences a data security breach involving credit card information, affected cardholders will often cancel their credit cards. In the case of a breach experienced by a third party, the more sizable the third party’s customer base and the greater the number of credit card accounts impacted, the more likely it is that our users would be impacted by such a breach. To the extent our users are ever affected by such a breach experienced by us or a third party, affected users would need to be contacted to obtain new credit card information and process any pending transactions. It is likely that we would not be able to reach all affected users, and even if we could, some users’ new credit card information may not be obtained and some pending transactions may not be processed, which could adversely affect our business, financial condition and results of operations. Even if our users are not directly impacted by a given data security breach, they may lose confidence in the ability of service providers to protect their personal information generally, which could cause them to stop using their credit cards online and choose alternative payment methods that are not as convenient for us or restrict our ability to process payments without significant user effort. Additionally, if we fail to adequately prevent fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, any of which could adversely affect our business, financial condition and results of operations. Finally, the passage or adoption of any legislation or regulation affecting the ability of service providers to periodically charge consumers for recurring membership payments may adversely affect our business, financial condition and results of operations.

No assurances of protection for proprietary rights; reliance on trade secrets.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

We currently have a small sales and marketing organization. If we are unable to expand our direct sales force in Florida to promote our services and related products, the commercial appeal and brand awareness for our products and services may be diminished.

We currently have a small sales and marketing organization. The Company may expand the core sales and marketing team to oversee the sales and marketing of our “DNA Brands!” business. We will incur significant additional expenses and commit significant additional management resources to expand and grow our sales force. We may not be able to build on the expansion of these capabilities despite these additional expenditures. If we elect to rely on third parties to sell our products in the U.S., we may receive less revenue than if we sold our products directly. In addition, although we would intend to diligently monitor their activities, we may have little or no control over the sales efforts of those third parties. In the event we are unable to develop and expand our own sales force or collaborate with a third party to sell our products, we may not be able to operate our products and/or services which would negatively impact our ability to generate revenue. We may not be able to enter into any marketing arrangements on favorable terms or at all. If we are unable to enter into a marketing arrangement for our products, we may not be able to develop an effective sales force to successfully operate our products and/or services. If we fail to enter into marketing arrangements for our products and are unable to develop an effective sales force, our ability to generate revenue would be limited.

Risks Related to our Activities in the Legal Hemp Industry

We will be subject to a myriad of different laws and regulations governing hemp and our inability to comply with such laws in a cost-effective manner may have an adverse effect on our business and result of operations.

Laws and regulations governing the use of hemp in the United States are broad in scope; subject to evolving interpretations; and subject to enforcement by a myriad of regulatory agencies and law enforcement entities. Under the Agriculture Improvement Act of 2018, also known as the 2018 Farm Bill, a state or Indian tribe that desires to have primary regulatory authority over the production of hemp in the state or territory of the Indian tribe must submit a plan to monitor and regulate hemp production to the Secretary of the USDA. The Secretary must then approve the state or tribal plan after determining if the plan complies with the requirements set forth in the Agriculture Improvement Act of 2018. The Secretary may also audit the state or Indian tribe’s compliance with the federally-approved plan. If the Secretary does not approve the state or Indian tribe’s plan, then the production of hemp in that state or territory of that Indian tribe will be subject to a plan established by USDA. USDA has not yet established such a plan. We anticipate that many states will seek to have primary regulatory authority over the production of hemp. States that seek such authority may create new laws and regulations that limit or restrict the use of hemp. Federal and state laws and regulations on hemp may address production, monitoring, manufacturing, distribution, and laboratory testing to ensure that that the hemp has a delta-9 tetrahydrocannabinol concentration of not more than 0.3% on a dry weight basis. Federal laws and regulations may also address the transportation or shipment of hemp or hemp products, as the Agriculture Improvement Act of 2018 prohibits states and Indian tribes from prohibiting the transportation or shipment of hemp or hemp products produced in accordance with that law through the state or territory of the Indian tribe, as applicable. We may be subject to many different state-based regulatory regimens for hemp, all of which could require us to incur substantial costs associated with compliance requirements. Our operations will be restricted to only where such operations are legal on the local, state and federal levels. In addition, it is possible that additional regulations may be enacted in the future in the United States and globally that will be directly applicable to research and development operations. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. We have no operating history in the legal hemp or cannabis industry, which makes it difficult to accurately assess our future growth prospects. The legal hemp and cannabis industry is an evolving industry that may not develop as expected. Furthermore, our operations will continue to evolve as we continually assess new strategic opportunities for our business within this industry. Assessing the future prospects of this industry is challenging in light of both known and unknown risks and difficulties we may encounter. Growth prospects in the legal hemp and cannabis industry can be affected by a wide variety of factors including:

•Competition from other similar companies;

•Fluctuations in the market price of CBD oil;

•Regulatory limitations on the types of research and development with respect to cannabis;

•Other changes in the regulation of cannabis and legal hemp use; and

•Changes in underlying consumer behavior, which may affect the demand of our legal hemp and cannabis traits. We may not be able to successfully address the above factors, which could negatively impact our intended business plans. Because we have only recently begun our legal hemp operations, we anticipate our operating expenses will increase prior to earning revenue from these operations. As we identify and develop strategic opportunities, conduct any necessary research and development with respect to legal hemp, and expand our operations, we anticipate significant increases in our operating expenses, and we may not realize significant revenues from such operations. As a result, the Company may incur significant financial losses with respect to such operations in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that these operations will prove successful. Negative press from being in the hemp/cannabis space could have a material adverse effect on our business, financial condition, and results of operations. The hemp plant and the cannabis/marijuana plant are both part of the same cannabis sativa genus/species of plant, except that hemp, by definition, has less than 0.3% THC content, but the same plant with a higher THC content is cannabis/marijuana, which is legal under certain state laws, but which is not legal under federal law. The similarities between these plants can cause confusion, and our activities with legal hemp may be incorrectly perceived as us being involved in federally illegal cannabis.

Also, despite growing support for the cannabis industry and legalization of cannabis in certain U.S. states, many individuals and businesses remain opposed to the cannabis industry. Any negative press resulting from any incorrect perception that we have entered into the cannabis space could result in a loss of current or future business. It could also adversely affect the public’s perception of us and lead to reluctance by new parties to do business with us or to own our common stock. We cannot assure you that additional business partners, including but not limited to financial institutions and customers, will not attempt to end or curtail their relationships with us. Any such negative press or cessation of business could have a material adverse effect on our business, financial condition, and results of operations.

Our proposed business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization and/or voter approved referenda of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of January 4, 2021, 35 states and the District of Columbia allow its citizens to use medical marijuana. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use, cultivation and/or possession illegal on a national level.

On January 4, 2018, United States Attorney General Jefferson B. Sessions, III rescinded a number of federal memoranda that provided guidance regarding marijuana and medical marijuana enforcement. Included in the memos that were rescinded is the Cole Memo, which laid out eight marijuana enforcement priorities for federal prosecutors in light of the fact that a number of states had moved to legalize cannabis. Also withdrawn are federal memoranda providing guidance to banks when dealing with customers whose money may be derived from a cannabis business, as well as a federal memoranda regarding enforcement of federal marijuana laws in Indian Country.

In the Controlled Substances Act, Congress has generally prohibited the cultivation, distribution, and possession of marijuana. 21 U.S.C. § 801 et seq. It has established significant penalties for these crimes. 21 U.S.C. § 841 el seq. These activities also may serve as the basis for the prosecution of other crimes, such as those prohibited by the money laundering statutes, the unlicensed money transmitter statute, and the Bank Secrecy Act. 18 U.S.C. §§ 1956-57, 1960; 31 U.S.C. § 5318. These statutes reflect Congress’s determination that marijuana is a dangerous drug and that marijuana activity is a serious crime.

Current federal laws could cause significant financial damage to us and our shareholders.

Cannabis remains illegal under federal law.

Despite the development of a legal cannabis industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a “Schedule-I” controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers’ compensation, general liability, and directors and officer’s insurance, is more difficult for us to find and more expensive, because we are a service provider to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities. We currently do not carry general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any other types of insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Participants in the cannabis industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies operating in compliance with applicable state laws, as well as recent guidance from the United States Department of Justice, banks remain wary of accepting funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis and/or related products. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. Our inability to open a bank account may make it difficult (and potentially impossible) for us, or some of our customers, to do business with us.

Unfavorable publicity or consumer perception of our services or any similar services offered by other companies could have a material adverse effect on our business and financial condition.

We believe our sales will be highly dependent on consumer perception of the safety, quality and efficacy of our services as well as similar services offered by other companies. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products and cannabis markets in general. From time to time, there is unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding our industry. There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to the herbal skin care and cannabis markets or any particular product or ingredient, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention. Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition. In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of our services or of cannabis in general or associating cannabis in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on our business and financial condition.

Any potential growth in the cannabis or cannabis-related industries continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabis and cannabis-related industries is dependent upon continued legislative legalization of cannabis and related products at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business because of the perception that it is related to cannabis. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will have a material adverse effect on our business.

We May Be Affected by Various Trends

The factors that will most significantly affect our future operating results, liquidity and capital resources will be:

•Government regulation of the marijuana industry;

•Revision of Federal banking regulations for the marijuana industry; and

•Legalization of the use of marijuana for medical or recreational use in other states.

Other than the foregoing, we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on:

•revenues or expenses;

•any material increase or decrease in liquidity; or

•expected sources and uses of cash.

RISKS RELATED TO THIS OFFERING

Our Offering differs significantly from an underwritten initial public offering.

•This is not an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•There are no underwriters. Consequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery;

•There can be no assurance that we will be able to stay current with OTC Bulletin Board Pink Current Information requirements;

•There may be low trading volume of our Common Stock limiting their liquidity;

•We are not currently working with a market maker, therefore is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our Common Stock;

•Given that there will be no underwriters’ option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following qualification of this Offering; and

•We will not conduct a traditional “roadshow” with underwriters prior to the qualification of this Offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our Common Stock and uncertain trading volume and may adversely affect your ability to sell your Common Stock.

The public price of our Common Stock may be volatile, and could, following a sale decline significantly and rapidly.

As this Offering is taking place via a process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on securities exchange markets. Following this Offering, the public price of our Common Stock on the OTCPINK exchange may lead to price volatility.

No minimum capitalization.

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to operate our business segments, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We may not be able maintain a listing of our Common Stock.

To maintain our listing on the OTCPINK exchange, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the OTCPINK Market may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to maintain our listing, we will be required to, among other things, file our regular quarterly reports on otcmarkets.com. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the trading of offering Shares. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

There may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

This Offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Shares.

There has been no public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

•actual or anticipated variations in our periodic operating results;

•increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

•changes in earnings estimates;

•changes in market valuations of similar companies;

•actions or announcements by our competitors;

•adverse market reaction to any increased indebtedness we may incur in the future;

•additions or departures of key personnel;

•actions by stockholders;

•speculation in the press or investment community; and

•our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our Common Stock under Rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Management discretion as to the actual use of the proceeds derived from this Offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

The offering price of our Common Stock was arbitrarily determined and does not reflect the value of the Company, our assets or our business.

The offering price of our Common Stock was arbitrarily determined by our management and is not based on book value, assets, earnings or any other recognizable standard of value. We arbitrarily established the offering price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Multiple securities offerings and potential for integration of our offerings.

We are currently and will in the future be involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

Offering not reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Common Stock.

We cannot guarantee that we will sell any specific number of Common Stock shares in this Offering.

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter’s due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering

Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

Investors will experience immediate and substantial dilution in the book value of their investment and will experience additional dilution in the future.

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

We may be unable to meet our current and future capital requirements from capital raised by this Offering.

Our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of our products and services and other related services, our ability to establish and maintain our agreements with the services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and operate our products and services, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to development of our technology and the continued and expanding operations of our business segments will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to operate our business segments and execute on our business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to operate our business segments, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, operating results and financial condition.

There may be little to no volume in the trading of our common stock, and you may not be able to resell your Common Stock at or above the initial public offering price.

There can no assurance that our Common Stock shares will maintain a sufficient trading market sufficient for the shares in this offering. If no active trading market for our Common Stock is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

The market price of our Common Stock may fluctuate significantly, and investors in our Common Stock may lose all or a part of their investment.

If a market for our Common Stock develops following this Offering, the trading price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of penny-stock companies have historically been highly volatile, and the market has from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•actual or anticipated adverse results or delays in our research and development efforts;

•our failure to operate our business;

•unanticipated serious safety concerns related to our business;

•adverse regulatory decisions;

•legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;

•changes in laws or regulations applicable to our businesses;

•our dependence on third parties;

•announcements of the introduction of new products by our competitors;

•market conditions in our business sectors;

•announcements concerning product development results or intellectual property rights of others;

•future issuances of our Common Stock or other securities;

•the addition or departure of key personnel;

•actual or anticipated variations in quarterly operating results;

•announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•our failure to meet or exceed the estimates and projections of the investment community;

•issuances of debt or equity securities;

•trading volume of our Common Stock;

•sales of our Common Stock by us or our stockholders in the future;

•overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

•ineffectiveness of our internal controls;

•general political and economic conditions;

•effects of natural or man-made catastrophic events;

•other events or factors, many of which are beyond our control; and

•publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts.

Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our Common Stock. Price volatility of our common stock might worsen if the trading volume of our Common Stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

A sale of a substantial number of shares of the Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time-to-time experienced significant price and volume fluctuations that have affected the market prices for the Common Stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our Common Stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Our semi-annual operating results may fluctuate significantly.

We expect our operating results to be subject to semi-annual fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•variations in the level of expenses related to our business segments;

•any intellectual property infringement lawsuit in which we may become involved;

•regulatory developments affecting our business and industry; and

•our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

The number of securities traded on an ATS may be very small, making the market price more easily manipulated.

While we understand that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading price of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our Common Stock because the ATS we choose may be a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Our Common Stock could be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of Common Stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51- 1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering of $10,000,000 and no estimated expenses, the total net proceeds to us would be $10,000,000 because no portion of the Offering is allotted for sales on behalf of shareholders, which we currently intend to use as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Marketing & Customer Acquisition Incentives	$1,000,000	$750,000	$500,000	$250,000
Professional Services	1,500,000	1,125,000	750,000	375,000
Strategic Partnerships/Acquisitions	1,000,000	750,000	500,000	250,000
Hemp Farm Acquisition	5,000,000	3,750,000	2,500,000	1,750,000
Capital Improvements	1,000,000	750,000	500,000	250,000
Miscellaneous Operating Expenses(1)	500,000	375,000	250,000	125,000
TOTAL	$10,000,000	$7,500,000	$5,000,000	$2,500,000

(1)Miscellaneous Operating Expenses includes but may not be limited to paying its office lease, maintaining its OTC markets listing, and covering various other expenses incidental its business and publicly listed security; the Company does not plan to pay back salary or service long term debt with proceeds of the Offering.  It also includes our Offering expenses of $27,500.00.

Because the offering is a “best efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering. You will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire, which is currently $(0.37) per share.

On December 31, 2020, there were an aggregate of 4,494,953 shares of Company Common Stock issued and outstanding. Our net book value as of December 31, 2020, was $(1,674,648) or $(0.37) per then-outstanding share of our Common Stock.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering:

Funding Level	$10,000,000	$7,500,000	$5,000,000	$2,500,000
Offering Price	$0.50	$0.50	$0.50	$0.50
Historical net tangle book value per Common Stock share before the Offering	$(0.37)	$(0.37)	$(0.37)	$(0.37)
Increase in net tangible book value per share attributable to new investors in this Offering	$(.413)	$(.410)	$(.404)	$(.387)
Net tangle book value per share, after the Offering	$.0406	$.0375	$.0316	$.015
Dilution per share to new investors	$0.009	$0.013	$0.018	$0.035

* This is based on adding the number of shares that would be sold (200,000,000 if $10,000,000 raised; 15,000,000 if $7,500,000; etc.) to the number of common shares outstanding as of December 31, 2020 when the Company’s latest calculation of net book value was made; this was done rather than using the shares outstanding as of October 18, 2021, (6,014,679) to give the reader a better representation of the dilution directly resulting from the offering.

DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

•the information set forth in this Offering Circular and otherwise available;

•our history and prospects and the history of and prospects for the industry in which we compete;

•our past and present financial performance;

•our prospects for future earnings and the present state of our development;

•the general condition of the securities markets at the time of this Offering;

•the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•other factors deemed relevant by us.

MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Overview

DNA Brands, Inc. (hereinafter referred to as “us,” “our,” “we,” the “Company” or “DNA”) was incorporated in the State of Colorado on May 23, 2007, under the name Famous Products, Inc. Prior to July 6, 2010, we were a beverage company. We are looking to reproduce, market and sell a proprietary line of five carbonated blends of DNA Energy Drink®, Citrus, Sugar Free Citrus, Original (a unique combination of Red Bull® and Monster® energy drinks), Cryo- Berry (a refreshing mix of cranberry and raspberry) and Molecular Melon (a cool and refreshing taste); as well as three milk-based energy coffees with fortified with Omega 3. These flavors are Mocha, Vanilla Latte and Caramel Macchiato.

Our business commenced in May 2006 in the State of Florida under the name Grass Roots Beverage Company, Inc. (“Grass Roots”). Initial operations of Grass Roots included development of our energy drinks, sampling and other marketing efforts and initial distribution in the State of Florida. In May 2006 we formed DNA Beverage Corporation, a Florida corporation (“DNA Beverage”). Our early years were devoted to brand development, creating awareness through heavy sampling programs and creating credibility among our then core demographic by concentrating marketing efforts on action sports locations and events (surf, motocross, skate, etc.).

Effective July 6, 2010, we executed agreements to acquire all of the assets, liabilities and contract rights of DNA Beverage and 100% of the common stock of DNA Beverage’s wholly owned subsidiary Grass Roots Beverage Company, Inc. (“Grass Roots”) in exchange for the issuance of 31,250,000 shares of our common stock. The share issuance represented approximately 94.6% of our outstanding shares at the time of issuance. As a result of this transaction we also changed our name to “DNA Brands, Inc.”

Grass Roots was dissolved and ceased activity on December 31, 2013. Whereby DNA Brands Inc has been the surviving entity.

Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Pursuant to these rules and regulations, certain information and note disclosures, normally included in financial statements prepared in accordance with GAAP, have been condensed or omitted. GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the Company ended December 31, 2020. The balance sheet as of December 31, 2020, has been derived from the unaudited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. For further information, refer to the Company’s financial statements and notes thereto. The notes to the unaudited condensed consolidated financial statements are presented on a continuing basis unless otherwise noted.

Summary of Results

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Prior to March 25, 2019, the Company derived revenues solely from the sale of carbonated energy drinks and other related products. Revenue is recognized when all of the following elements are satisfied: (i) there are no uncertainties regarding customer acceptance; (ii) there is persuasive evidence that an agreement exists; (iii) delivery has occurred; (iv) legal title to the products has transferred to the customer; (v) the sales price is fixed or determinable; and (vi) collectability is reasonably assured. At this time the Company is in a reorganization phase and has minimal to no revenue.

Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, derivative liabilities, and loans payable. The carrying values of the financial instruments approximate their fair value due to the short-term nature of these instruments. The fair values of the loans payable have interest rates that approximate market rates.

Derivative Instruments

The Company does not enter into derivative contracts for purposes of risk management or speculation. However, from time to time, the Company enters into contracts, namely convertible notes payable, that are not considered derivative financial instruments in their entirety, but that include embedded derivative features.

In accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 815-15, Embedded Derivatives, and guidance provided by the SEC Staff, the Company accounts for these embedded features as a derivative liability or equity at fair value.

The recognition of the fair value of the derivative instrument at the date of issuance is applied first to the debt proceeds. The excess fair value, if any, over the proceeds from a debt instrument, is recognized immediately in the statement of operations as interest expense. The value of derivatives associated with a debt instrument is recognized at inception as a discount to the debt instrument and amortized to interest expense over the life of the debt instrument. A determination is made upon settlement, exchange, or modification of the debt instruments to determine if a gain or loss on the extinguishment has been incurred based on the terms of the settlement, exchange, or modification and on the value allocated to the debt instrument at such date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are stated at cost and consist of bank deposits. The carrying amount of cash and cash equivalents approximates fair value.

Accounts Receivable and Allowance for Doubtful Accounts

The Company will bill its customers after its products are shipped. The Company bases its allowance for doubtful accounts on estimates of the creditworthiness of customers, analysis of delinquent accounts, payment histories of its customers and judgment with respect to the current economic conditions. The Company generally does not require collateral. The Company believes the allowances are sufficient to cover uncollectible accounts. The Company reviews its accounts receivable aging on a regular basis for past due accounts and writes off any uncollectible amounts against the allowance.

Inventory

No Inventory at present or for Fiscal year 2020

Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method that approximates the First-In, First-Out (FIFO) method of accounting for inventory. Inventory consists of raw materials as well as finished goods held for sale. The Company’s management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required. The Company is in the process of pricing and ordering inventory.

Property and Equipment

None at present or for fiscal year 2020

Property and equipment is recorded at cost less accumulated depreciation. Replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Impairment of Long-Lived Assets

None at present or for fiscal year 2020

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate the book value of the assets may not be recoverable. In accordance with Accounting Standards Codification (“ASC”) 360-10-35-15 Impairment or Disposal of Long-Lived Assets, recoverability is measured by comparing the book value of the asset to the future net undiscounted cash flows expected to be generated by the asset.

No events or changes in circumstances have been identified which would impact the recoverability of the Company’s long- lived assets reported at December 31, 2019 and 2020.

Liquidity, Capital Resources and Plan of Operations

Financings and Securities Offerings

DNA Brands, Inc., Equity Offerings

In February 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $500,000. The debenture bears interest at 12% per annum and carries an annual transaction fee of $30,000, of which both are payable in quarterly installments commencing in May 2011. These costs are recorded as interest expense in the Company’s financial statements. In addition, as further inducement for loaning the Company funds, the Company issued 125,000 restricted shares of its common stock to the holder upon execution. The common shares were valued at $31,250, their fair market value, and recorded as discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements.

In June 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $125,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 150,000 shares of the Company’s common stock. This beneficial conversion feature was valued at $90,750, using Black-Scholes methodology, and recorded as a discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements.

In July and August 2011, the Company issued a series of secured convertible debentures to accredited investors aggregating $275,000 in gross proceeds. All proceeds from these debentures are to be utilized solely for the purpose of funding raw materials and inventory purchases through the use of an escrow agent. The debentures bear interest at 12% per annum, payable in monthly installments. The debentures are convertible at any time prior to maturity at a conversion price equal to 80% of the average share price of the Company’s common stock for the 10 previous trading days prior to conversion, but not less than $0.70. In addition, as further inducement for loaning the Company funds, the Company issued the lenders 68,750 restricted shares of its common stock and 137,500 common stock warrants exercisable at $1.25 per share. As a result, the Company had to allocate fair market value to each the beneficial conversion feature, restricted shares and warrants. The common shares were valued at $30,938, their fair market value. The Company determined the fair market value of the warrants as $94,255 using the Black-Scholes valuation model. Since the combined fair market value allocated to the warrants and beneficial conversion feature cannot exceed the convertible debenture amount, the beneficial conversion feature was valued at $149,807, the ceiling of its intrinsic value. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements.

In February 2012, the Company issued a convertible debenture to an existing shareholder in the amount of $75,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 280,000 shares of the Company’s common stock. As further inducement, the Company issued the lender 280,000 common stock warrants exercisable at $1.50 per share. If unexercised, the warrants will expire on January 31, 2017. Using the Black-Scholes model, the warrants were valued at $63,620 and recorded as a discount to the principal amount of the debenture. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements.

In February and June 2012, the Company converted $524,950 of its loans payable to officers into convertible debentures. These debentures were offered by the Company’s officers to certain accredited investors and a majority portion of the proceeds therefrom were deposited with the Company. The debentures had no maturity date and bear no interest. Therefore, these debentures were payable on demand and were originally classified as a current liability. The debentures were convertible at any time into 3,499,667 shares, or $0.15 per share of common stock. The Company determined that these terms created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $524,950, the ceiling of its intrinsic value. Due to the nature of the debentures, the full value of the beneficial conversion feature was immediately recorded as interest expense in the Company’s financial statements. In August 2012, these convertible debentures were converted into 3,499,666 shares of the Company’s common stock.

On April 9, 2012, the Company executed an Investment Banking and Advisory Agreement with Charles Morgan Securities, Inc., New York, NY (“CMI”), wherein CMI agreed to provide consulting, strategic business planning, financing on a “best efforts” basis and investor and public relations services, as well as to assist the Company in its efforts to raise capital through the issuance of debt or equity. The agreement provided for CMI to engage in two separate private offerings with the initial private placement offering up to $3.0 million and the second private placement offering up to an additional $3.0 million; each on a “best efforts” basis. In connection with this agreement the Company issued 750,000 shares valued at $0.25 per share or a total value of $187,500. This amount was fully amortized in the Company’s financial statements as of December 31, 2012.

In July 2012, the Company received proceeds from convertible debentures totaling $182,668 in connection with the CMI agreement. The debentures bear interest at 12% per annum, which is payable in cash or the Company’s common stock at the time of conversion or maturity. The debentures are convertible at any time prior to maturity at a conversion price equal to the lesser of 75% of the average share price of the Company’s common stock for the five previous trading days prior to conversion or $0.35, but not less than $0.15. In the event that the Company offers or issues shares of its common stock at a share price less than $0.15, the floor conversion price will adjust to the new lower price. The Company determined that the terms of the debentures created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $160,813 and recorded as a discount to the principal amount of the debentures. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements.

On August 7, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture does not bear interest. As an inducement, the Company agreed to issue the lender 20,000 shares of its common stock. The common shares were valued at their trading price on the date of the agreement and recorded as interest expense in the Company’s results of operations. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements. During the second quarter of 2013, the conversion terms of this note were modified and the note was converted into 1,500,000 shares of common stock.

On September 25, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company’s common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements. During the second quarter of 2013, the lender converted $23,000 of principal into 919,403 shares of common stock in accordance with the conversion terms of the debenture.

On November 1, 2012, the Company issued a convertible debenture in the amount of $80,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the average closing bid price of the Company’s common stock on the 30 previous trading days prior to the day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $56,286, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements.

During the second quarter of 2013, the Company recorded $65,000 in gross proceeds from the issuance of three convertible debentures. The debentures bear interest at 12% per annum, which is payable in cash at the time of maturity. The debentures are convertible at any time prior to maturity into 216,667 shares of the Company’s common stock. As further inducement, the Company issued the lenders 216,667 common stock warrants exercisable at $1.50 per share. If unexercised, the warrants will expire on February 28, 2017. Using the Black-Scholes model, the warrants were valued at $69,455 and recorded as a discount up to the principal amount of the debentures. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements. As of December 31, 2013, two of the debentures totaling $35,000 in principal value were converted into 316,667 shares of common stock. Some of the original conversion terms were modified prior to the notes’ conversions. The remaining $30,000 debenture is in default, as its maturity date was April 25, 2013.

On September 17, 2013, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company’s common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements.

On October 31, 2013, the Company issued a convertible debenture in the amount of $204,000. The debenture bears interest at 18% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest closing bid price of the Company’s common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $204,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $53,000. The debenture bears interest at 8% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 58% of the average of the 3 lowest share closing bid prices of the Company’s common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $48,533, its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $125,000. The debenture bears interest at 10% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share closing bid price of the Company’s common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $125,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $80,000. The debenture bears no interest and is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the average share closing bid price of the Company’s common stock on the thirty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $80,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements.

On November 21, 2013, the Company issued a convertible debenture in the amount of $100,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share intra-day price of the Company’s common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $100,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company’s financial statements.

June 10, 2014, the Company issued a convertible debenture of $75,000 to Coventry Enterprises LLC bearing 8% interest per annum. This debenture has been satisfied.

April 22, 2014, the Company issued a 1-year convertible debenture of $77,500, maturing April 22, 2015, to Tidepool Ventures Inc. Bearing 10% interest per annum. This note has a Conversion factor of 45% of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days to the market. (Representing a 55% discount to market price). This note was sold to World Market Ventures LLC and converted into common stock.

April 22, 2014, the Company issued a 1-year maturity convertible debenture of $110,000 to Iconic Holding LLC. Bearing 5% interest per annum, maturing April 22, 2015. This note has a Conversion factor of 50% of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). $32,250 Was converted into Common stock for 2016. This note is in default.

May 2, 2014, the Company issued a 1-year convertible debenture to LG Capital funding LLC of $37,500 maturing May 2, 2015. Bearing 8% annual interest. This note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note is in default.

June 10, 2014, the Company issued a 1-year maturity convertible debenture of $75,000 to Coventry Enterprises LLC bearing 8% interest per annum maturing June 10th, 2015. This note has a conversion factor of 60% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 40% discount to market price). This note is in default, $63K, was converted into Common stock for the year 2016.

Oct 7, 2014, the Company issued a 1-year Convertible Debenture to Coventry Enterprises LLC for $30,000. Bearing 8% per annum. Maturing Oct 7, 2015. This note has a Conversion ratio with a 50% of market price. Market price is Calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note has been satisfied.

Jan 14, 2016, the Company issued a convertible debenture to Darren Marks for $25,000 bearing 8% interest per annum. Maturing Jan 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by the average of the lowest bid price of the trailing 5 business days (Representing a 60% discount to market). This note is in default.

Jan 14, 2016, the Company issued a convertible debenture to Darren Marks for $50,000 bearing 8% interest per annum. Maturing Jan 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This note is in default.

Jan 14, 2016, the Company issued a convertible debenture to Melvin Leiner for $50,000 bearing 8% interest per annum. Maturing Jan 14, 2017. This note has a Conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This note is in default.

Feb 1, 2016, the Company issued a convertible debenture to Andrew Telsey for $30,000, bearing 8% interest per annum. Maturing Feb 1, 2017. This note has a conversion of 60% of market value. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 40% discount to market price). This Note is in default.

Feb 1, 2016, the Company issued a convertible Note to Darren Marks for $70,500, bearing 8% interest per annum. Maturing Feb 1, 2017. This note has a conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This Note is in default.

Feb 1, 2016, the Company issued a convertible Note to Melvin Leiner for $106,632.70, bearing 8% interest, with a conversion ratio, of 40% market price. Maturing Feb 1, 2017. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. Discount to market. (Representing a 60% discount to market price). This Note is in default.

April 16, 2016, the Company issued a convertible debenture to Tidepool Ventures group for $10,000 bearing 5% interest per annum. Maturing April 16, 2017. This note has a conversion ratio of 45% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 55% discount to market). This debenture is in default.

April 26, 2016, the Company issued a convertible debenture to Iconic Holdings LLC for $25,000 bearing 10% interest per annum Maturing April 26, 2017. This note has a conversion ratio of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

June 10, 2016, the Company issued a convertible debenture to Tidepool Ventures LLC for $3,000 bearing 5% interest per annum. Maturing June 10, 2017. This note has a conversion ratio of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing 50% discount to market price). This note is in default.

June 29, 2016, the Company issued a convertible debenture to Tidepool Ventures LLC of Eight thousand seven hundred fifty dollars ($8,750) bearing 5% interest per annum. Maturing June 29 2017. This Note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

August 12, 2016, the Company issued a convertible debenture to Tidepool Ventures LLC $3,000 bearing 5% interest per annum. Maturing August 12, 2017. This note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This debenture is in default.

Sept 7, 2016, the Company issued a convertible debenture to Dr. Rutherford for $20,000 Bearing 5% interest per annum. Maturing September 7, 2017. This note has a conversion of 50% discount of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

Feb. 1, 2017, the Company issued a Convertible debenture to CEO Adrian McKenzie or his company PBDC LLC for Eighty-Nine Thousand Dollars ($89,000). Bearing 9.875% interest for Annual Back Salary and Annual Bonus for 2016. This debenture is in default.

March 31, 2017, the Company issued a convertible note to CEO Adrian McKenzie or his company PBDC LLC for Eight thousand dollars ($8,000), bearing 9.875% interest for Back Salaries for the months of February and March 2017. This note is in default.

May 21, 2017, the Company issued a convertible Promissory Note to Heidi Michitsch for One Hundred Thousand Dollars, bearing 9.875% interest ($100K). This note is in default.

June 30, 2017, the Company issued a convertible debenture to CEO Adrian McKenzie or his company PBDC LLC in the amount of Six Thousand Dollars ($6,000), bearing 9.875% interest, for back salary for Q2, 2017. This debenture is in default.

November 24, 2017, the Company issued a convertible debenture to Mr. Fred Rosen for Four Thousand Dollars ($4,000), for funds loaned to the Company. This debenture is in default.

On November 25, 2017, the Company issued a Convertible Note for Twenty Thousand Dollars USD ($20,000) Dr. Thomas Rutherford, for funds loaned to the Company. This note is in default.

On Nov. 29, 2017, the Company issued a Convertible Promissory Note to Mr. Joseph Gibson, for Five Thousand Dollars USD ($5,000) USD. This note is in default.

On or about November 30, 2017, the Company issued a Convertible Promissory Note to Dr. Doug Engers Five Thousand USD ($5K) for funds loaned to the Company. This note is in default.

On or about December 13, 2017, the Company issued a Convertible Promissory Note to Barry Romich of Ten Thousand dollars USD ($10,000), for funds loaned to the Company. This note is in default.

On or about December 15, 2017, the Company issued a Convertible Promissory Note to Mr. Kerry Goodman for One hundred Thousand Dollars USD ($100K, $50K cashed late December, $50K cashed early February). This note is in default.

On or about December 31, 2017, the Company issued a Convertible promissory Note payable to Ms. Heidi Michitsch of Six thousand Dollars USD ($6K) for Back Salaries Due, Q4 2017. This note is in default.

On Dec. 31, 2017, the Company issued a Convertible promissory Note to CEO Adrian P. McKenzie or his company PBDC LLC in the Amount of Thirty-One Thousand, two hundred and Eighty USD ($31,280). This Promissory Note covers monies loaned to the Company for the Token Talk Acquisition and Back Salaries owed to Mr. McKenzie over the given time period. This note is in default.

On or about March 31, 2018, the Company issued a Convertible promissory note to CEO Adrian P. McKenzie, for Eleven thousand Five Hundred USD ($11,500) or his company PBDC LLC for back salaries owed. This note is in default.

On or about June 30, 2018, the Company issued a Convertible note in the amount of Twenty-Six Thousand Five Hundred dollars USD ($26,500) to CEO Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or about August 13, 2018, the Company issued a Convertible Note of Fifty Thousand Dollars USD in exchange for Fifty Thousand Dollar USD ($50,000) Loan to the Company, to the BA Romich Trust. This note is in default.

On or about August 13, 2018, the Company issued a Convertible note in the amount of Fifty Thousand Dollars USD ($50,000) as a Charitable donation to the Romich Foundation. This note is in default.

On or about September 30, 2018, the Company issued a Convertible note in the amount of Thirty Thousand Dollars ($30,000) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or November 18, 2018, the Company issued a convertible promissory Note to Dr. Thomas Rutherford for One Hundred Thousand Dollars USD ($100,000), for funds loaned to the Company. This note is in default.

On or about December 31, 2018, the Company issued a Convertible note in the amount of Twenty-One Thousand Dollars ($21,000) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or about March 31, 2019, the Company issued a Convertible note in the amount of Twenty-Three Thousand Five Hundred Dollars ($23,500) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or about May 7, 2019, the Company issued a Convertible note in the amount of Thirty Thousand Dollars ($30,000) to Tom Rutherford for a cash investment into the Company. This note is in default.

On or about May 9, 2019, the Company issued a Convertible note in the amount of Sixteen Thousand Dollars ($16,000) to GPL Ventures for a cash investment into the Company. This note is in default.

On or about June 5, 2019, the Company issued a Convertible note in the amount of Twenty-Five Thousand Dollars ($25,000) to GPL Ventures for a cash investment into the Company. This note is in default.

On or about June 30, 2019, the Company issued a Convertible note in the amount of Twenty Thousand Dollars ($20,000) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or about July 10, 2019, the Company issued a Convertible note in the amount of One Thousand Five Hundred Dollars ($1,500) to GPL Ventures for a cash investment into the Company. This note is in default.

On or about August 22, 2019, the Company issued a Convertible note in the amount of Two Thousand Five Hundred Dollars ($2,500) to GPL Ventures for a cash investment into the Company. This note is in default.

On or about September 30, 2019, the Company issued a Convertible note in the amount of Thirty-Seven Thousand Five Hundred Dollars ($37,500) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or about October 3, 2019, the Company issued a Convertible note in the amount of Ten Thousand Dollars ($10,000) to Tom Rutherford for a cash investment into the Company. This note is in default.

On or about December 31, 2019, the Company issued a Convertible note in the amount of Thirty-Two Thousand Five Hundred Dollars ($32,500) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or about March 3, 2020, the Company issued a Convertible note in the amount of Five Thousand Five Hundred Dollars ($5,500) to GPL Ventures for a cash investment into the Company.

On or about March 31, 2020, the Company issued a Convertible note in the amount of Thirty-Seven Thousand Five Hundred Dollars ($37,500) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed.

On or about June 30, 2020, the Company issued a Convertible note in the amount of Thirty-Three Thousand Three Hundred Fifty Dollars ($33,350) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed.

On or about September 30, 2020, the Company issued a Convertible note in the amount of Seventeen Thousand Five Hundred Dollars ($17,500) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed.

On or about December 31, 2020, the Company issued a Convertible note in the amount of Thirty-Five Thousand Dollars ($35,000) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed.

On March 31, 2021, the Company issued a convertible promissory Note to CEO Adrian McKenzie-Patasar/ PBDC LLC, in the amount of $22,500, for back salaries owed for Q1 2021.

On June 30, 2021, the Company issued a convertible promissory Note to CEO Adrian McKenzie-Patasar/ PBDC LLC in the amount of $15,000, for back salaries owed for 2 2021.

Current Plan of Operations

Our plan of operations is to shift into a diversified holding company with growth-oriented holdings in three segments: solar and other renewable/clean energy; blockchain technology as a service; and hemp cannabis cultivation. We expect to incur substantial expenditures in the foreseeable future for the potential operations of our business segments and ongoing internal research and development. At this time, we cannot reliably estimate the nature, timing or aggregate amount of such costs. We intend to continue to build our corporate and operational infrastructure and to build interest in our product and service offerings and as such are unable to project those costs at this time.

As noted above, the pivot to this plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular, we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Even if we raise additional capital in the near future, if our operating business segments fail to achieve anticipated financial results, our ability to raise additional capital in the future to fund our operating business segments would likely be seriously impaired. If in the future we are not able to demonstrate favorable financial results or projections from our operating business segments, we will not be able to raise the capital we need to continue our then current business operations and business activities, and we will likely not have sufficient liquidity or cash resources to continue operating.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Company Growth Strategy

Our long-term strategy is focused on four priorities: expanding and diversifying our revenues; improving our operating effectiveness through sales and marketing; and disciplined capital management.

Expand and Diversify Revenues - Our strategy to achieve ongoing growth is driven by initiatives that expand and diversify our revenues through customer- and market-focused initiatives. Throughout the fourth quarter of fiscal year 2020, the Company gradually transitioned to becoming a diversified holding company as it identified various growth opportunities. The Company has become a diversified holding company focused on growth opportunities in the emerging industries of renewable energy, blockchain technology, and the cannabis industry.  The Company has sought opportunities with an established sales and revenue model that can be scaled upwards with increased promotional and marketing spending utilizing a digital marketing platform that can be white labeled for any industry or product and will increase impressions in proportion to promotional dollars spent.

Disciplined Asset Management - We manage our diversified holdings to grow our balance sheet and consolidated revenues while searching for synergies to lower costs of inputs, while at the same time satisfying our customers’ needs. Through continued use and development of our disciplined approach to efficient asset management, we seek to maximize our utilization and return on investment.

Credit Facilities

As of December 31, 2020, the Company had notes payable of $2,133,496 in convertible notes payable, other current liabilities of $482,848 and accounts payable of $107,752. Other than the foregoing, and to vendors and service providers in the ordinary course of our business, we do not have any other credit facilities or other access to bank credit.

Off-Balance Sheet Arrangements

The Company does not have any derivative financial instrument or other off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Litigation

From time to time we become the subject of litigation that is incurred in the ordinary course of its business. However, to date, we have not been made aware of any actual, pending or threatened litigation against the Company.

Property

We lease and maintain our primary offices at 275 E Commercial Blvd #208 Lauderdale by the Sea, FL 33308. We do not currently own any real estate.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Adrian McKenzie-Patasar	Chief Executive Officer	44	Since February 2016	40

Andrew Ferrin	President	32	Since March 2020	40

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Adrian McKenzie-Patasar - CEO DNA Brands Inc.  Sole Director.

From 2016 to the present Mr. McKenzie has been CEO of the Company. From 2009 to the present, he has been President of PBDC LLC, a consulting company. In 1998 Mr. Patasar graduated from the University of Western Ontario (UWO), London Ontario Canada with a BA in Economics.

Andrew Ferrin - President 954Solar LLC (d/b/a The Solar Elite.

Andrew hails from Sunny South Florida and comes from a family of entrepreneurs who shares a common love for building thriving businesses. Native to Hollywood, Florida, he is a 32-years-old entrepreneur who aspires to nourish his family’s entrepreneurial legacy. The spirit of entrepreneurship runs in his bloodline, and his family was the first to open an import/export grocery store in South Florida back in 1972. Growing prolifically for over three-and-a-half decades, the store successfully expanded to three prime locations before being ultimately sold in 2008.

Andrew spent his childhood learning the art of entrepreneurship and gaining hands-on knowledge of building and scaling businesses. He always knew he was destined to walk the glorious entrepreneurial road and didn’t waste any precious time before getting right into the mix of things. Andrew began his journey from the field of construction and spent years mastering the art of sales, marketing, and business operations. These times nurtured his natural-born entrepreneurial talents and helped him understand how to run and scale businesses exceptionally.

Today, Andrew serves as the CEO of Florida-based solar brokerage, The Solar Elite. In the first eight months, The Solar Elite has accomplished over a million dollars of contractual sales. Fusing his entrepreneurial drive with industry-knowledge, Andrew took the Company public in a reverse merger in February 2020. Moving forward with high spirits, The Solar Elite continues to walk the road of continuous improvement and aims for nationwide expansion in the year 2021.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Director Compensation

Our directors are not compensated for their role on the Board of Directors.  Our sole director, Adrian McKenzie-Patasar, is compensated by the Company but that compensation is for his role as CEO of the Company.

EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our executive officers and director of the Company as of March 1, 2021 (Mr. McKenzie’s compensation has been the same for 2019 and 2020 and Mr. Ferrin’s salary commenced in February 2021 as he is new to the Company):

Name and Principal Position	Cash Compensation $	Other Compensation $	Total Compensation $
Adrian McKenzie-Patasar, CEO, Director	150,000	-	150,000
Andrew Ferrin, President	36,000	TBD	36,000
Total	186,000	-	186,000

(1)Any values reported in the “Other Compensation”, if applicable, column represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (“ASC”) 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

Employment Agreements.

McKenzie has entered into an employment agreement with the Company for a term of five years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that he shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by him of fixed personal performance objectives.

Ferrin has entered into an employment agreement with a one-year renewable term pursuant to which he has agreed to a substantial portion of his business and professional time and efforts to our business.  The employment agreement provides that he shall receive a salary of $36,000 per year ($3,000/month) with a commission structure for closed sales.

Outstanding Equity Awards

The Company has not made any equity awards to date.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Transactions

Other than as given herein, there have been no transactions and there are no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of October 18, 2021, they collectively hold 3,407,500 shares of our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

	Number of shares of Common Stock Beneficially Owned as of October 18, 2021	Percentage Before Offering	Beneficially Owned (5) After Maximum Offering
Directors and Officers: (1)(2)
Adrian McKenzie-Patasar	3,407,500	56%	1.7%

Greater than 5% Beneficial Owners:
Adrian McKenzie-Patasar	3,407,500	56%	1.7%

(1)Unless otherwise indicated, the principal address of the named directors and officers of the Company is c/o DNA Brands Inc., 275 E Commercial Blvd #208 Lauderdale by the Sea, FL 33308.

(2)Adrian McKenzie-Patasar, by virtue of his ownership of 355,000 shares of Series F preferred stock, has over 26.6 billion votes and, therefore, control over all matters submitted to shareholders.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Indebtedness.

As of June 30, 2021, the Company had a total outstanding indebtedness of $2,763,596. This was the last time since the latest amendment to this Registration Statement that the Company issued any notes in exchange for cash or bona fide services. Additional information about the Company’s outstanding notes and debentures can be found in the Section below entitled “DNA Brands Inc., Recent Financing Activities.” Other investors also provided financing, information about which can also be found in the Section entitled “DNA Brands Inc., Recent Financing Activities.”

Common Stock

As of October 18, 2021, the Company had 222,000,000 shares of Common Stock authorized and 6,014,679 shares of Common Stock issued and outstanding.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Preferred Stock

The following table is a summary of the Company’s preferred stock. Please refer to the information following the table for the full terms.

Designation	Authorized Shares	Shares Issued	Ownership(3)	Voting
Series A Convertible Preferred Stock(1) Cancelled	4,000,000	None		None
Series C Preferred Stock	400,000	400,000	Darren Marks 200,000 shares Marvin Leiner 200,000 shares	300 votes per share
Series D Preferred Stock Cancelled	1,800,000	None
Series E Preferred Stock	1,800,000	None		68.02721 votes per share
Series F Preferred Stock	500,000	355,000	Adrian McKenzie	75,000 per share
Series G Preferred Stock	2,000,000	2,000,000	1,000,000 by Adrian McKenzie 1,000,000 by Andrew Ferrin	None
Series H Preferred Stock(2)	1,000,000,000	None

(1)Each share converts into one shares of Common Stock.

(2)Each share converts into five shares of Common Stock.

(3)The address of all shareholders is c/o DNA Brands, Inc., 275 E. Commercial Blvd. #208, Lauderdale-by-the-Sea, FL 33308.

The Company has authorized one billion thirty million (1,030,000,000) shares of Preferred Stock consisting of one billion twenty-five million three hundred thousand (1,025,300,000) undesignated shares of Preferred Stock, $.001 par value per share. There are designated four hundred thousand (400,000) shares of Series C Preferred Stock, $.001 par value per share; one million eight hundred thousand (1,800,000) shares of Series E Preferred Stock, $.001 par value per share; five hundred thousand (500,000) shares of Series F Preferred Stock, $.001 par value per share; and two million (2,000,000) shares of Series G Redeemable Convertible Preferred Stock, $.001 par value per share, the designations, preferences, limitations and relative rights of the shares of each such class are as follows:

Series “A” Convertible Preferred Stock

There are no Series A shares outstanding.

The designation, preferences, limitations and relative rights of the Series “A” Convertible Preferred Stock are as follows:

This series of Preferred Stock shall be designated as “Series ‘A’ Convertible Preferred Stock” and the number of shares of such series shall be 4,000,000 shares.

The stated value of the Series “A” Convertible Preferred Stock shall be $0.25 per share. No Dividends payable; NO VOTING RIGHTS; convertible into one shares of common per share of Series A preferred. The Series “A” Convertible Preferred Stock shall not be redeemable at any time by the Company.

Series C Preferred Stock

There are no Series C shares outstanding at this time.

On May 3, 2013, the Company authorized the issuance of 300,000 shares of Series C Preferred Stock (“Series C”) and issued 150,000 shares of Series C to Darren Marks, an officer and director of the Company, in settlement of $100,000 owed by the Company to Mr. Marks; and issued 150,000 shares of its Series C to Mel Leiner, an officer and director of the Company, in settlement of $100,000 owed by the Company to Mr. Leiner. Each Series C share entitles the holder to 300 votes on all matters submitted to a vote of the Company’s shareholders.

If a Dividend is Declared any holder of Series C Preferred is entitled to One cent Per share ($0.01) on December 31st of that given year.

Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Shares unless, prior thereto, the holders of Series C Preferred Shares shall have received $0.67 per share, plus an amount equal to declared and unpaid dividends and distributions thereon to the date of such payment.

Series C Convert at a 25% discount to the trailing 30 day closing average price of the common stock

Series D Preferred Stock

The holders of outstanding Series “D” Preferred Shares shall be entitled to receive dividends if and when so declared by the Company’s Board of Directors, in their sole discretion.

On October 21, 2013, the Company authorized the issuance of 1,800,000 shares of Series D Preferred Stock (“Series D”) and issued 900,000 shares of Series D to Darren Marks in settlement of $900,000 owed by the Company to Mr. Marks; and issued 900,000 shares of its Series D to Mel Leiner in settlement of $900,000 owed by the Company to Mr. Leiner. Each share of Series D Convertible Preferred Stock is convertible into 68.2721 shares of our Common Stock.

On December 27, 2013, Messrs. Marks and Leiner returned their Series D shares and these shares were cancelled. Additionally on December 27, 2013, the Company authorized the issuance of 1,800,000 shares of Series E Preferred Stock (“Series E”) and issued 900,000 shares of Series E to Darren Marks in settlement of $50,000 owed by the Company to Mr. Marks; and issued 900,000 shares of its Series E to Mel Leiner in settlement of $50,000 owed by the Company to Mr. Leiner. Each share of Series E stock has voting rights equal to 68.02721 common shares.

The Series D is not convertible into any of our common shares. No Dividend Payable.

Series E Preferred Stock

The designation, preferences, limitations and relative rights of the Series E Preferred Stock are as follows:

Each Series E Preferred Share will entitle the holder thereof to 68.02721 votes on all matters submitted to a vote of the shareholders of the Corporation.

No Dividend payable.

No conversion rights. In the event of liquidation, dissolution or winding up of the corporation. The holder of Series E preferred shares shall be entitled to be paid out of the assets of the corporation available for distribution to its stockholders.

Series F Preferred Stock

The designation, preferences, limitations and relative rights of the Series “F” Preferred Stock are as follows:

Series F Preferred shares are Voting shares that hold 75,000 votes per share (Control Block).

The holders of outstanding Series “F” Preferred Shares shall not be entitled to receive any dividends. Series F Preferred Shares shall have NO Redemption or conversion rights.

Series G Preferred Stock

If Declared By the Board, allowable Dividends for Series G Preferred are as follows: 7% - Semi-annually; 14%- Annually.

The Preferred Series G Shares have NO VOTING RIGHTS and a conversion rate of 95% (5% Discount), to the previous 5 Day closing average.  They have no liquidation preference.

Series H Convertible Preferred Stock

The designation, preferences, limitations and relative rights of the Series H Convertible Preferred Stock are as follows:

The stated value of the Series “A” Convertible Preferred Stock shall be $0.10 per share. No Dividends payable; NO VOTING RIGHTS; convertible into one shares of common per share of Series A preferred.  Liquidation preference in line with other preferred shares up to the $.10 stated value.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Equinity, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, telephone 303-282-4800, https://equiniti.com/us/ . The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the Common Stock shares. We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, Common Stock or warrants to purchase our Common Stock. We may also issue shares and grant stock options or warrants to purchase our common stock to broker- dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

We expect to commence the offer and sale of the Shares as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”).

Our Offering will expire on the first to occur of (a) the sale of all 200,000,000 shares of Common Stock offered hereby, (b) October 20, 2022, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when our board of directors elects to terminate the Offering.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Minimum Purchase Requirements

The minimum investment amount is Five Thousand Dollars ($5,000.00).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.Electronically receive, review, execute and deliver to us a subscription agreement; and

2.Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. However, in the case of each state in which we sell the Shares, we may qualify the Shares for sale with the applicable state securities regulatory body or we will sell the Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Shares you own.

Transferability of the Offered Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

DNA BRANDS INC.

DNA BRANDS INC.

BALANCE SHEET

(UNAUDITED)

December 31, 2020
ASSETS

Current Assets
Cash and Cash Equivalents	$14,577
Net Receivables
Inventory
Deposit-Acquisitions	25,000
Other Current Assets	989
Total Current Assets	40,566

Vehicles, Net	10,882
Investments-954 Solar	1,000,000
Other Assets	-

TOTAL ASSETS	$1,051,448

LIABILITIES & EQUITY

Liabilities
Current Liabilities
Accounts Payable	$107,752
Government Loan Payable	2,000
Current Long Term Debt	2,133,496
Other Current Liabilities	482,848
Total Current Liabilities	2,726,096

Long Term Debt	-

Other Liabilities	-

Total Liabilities	$2,726,096

Shareholder’s Equity
Preferred Stock - Series A-G	$2,454,300
Common Stock par value $.00001 , 3.753,000,000 shares authorized 4.494.953 shares issued and outstanding as of December 31, 2020	5,083,893
Additional Paid-in Capital	23,355,869
Accumulated Deficit	(32,568,710)
Total Shareholders’ Deficit	(1,674,648)

Total Liabilities and Shareholder’s Equity	$1,051,448

See notes to financial statements.

DNA BRANDS INC.

STATEMENT OF OPERATIONS

(UNAUDITED)

YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

Sales	$249,013	$18,068
Cost of Goods Sold	-	-
Gross Margin	249,013	18,068

Operating Expenses
Compensation and Benefits	-	-
General and Administrative Expenses	449,678	193,629
Interest Expense on Convertible Notes
Depreciation Expense	3,863	5,060
Loss on disposal of assets	1,944
Commission expense-investments	1,000,000
Professional and Outside Services
Selling and Marketing Expenses	39,000
Total Operating Expenses	1,494,485	198,689

Loss from Operations	(1,245,472)	(180,621)

Other Income (Expense)	-	-
Loss before Income Taxes	(1,245,472)	(180,621)

Income Taxes	-	-

Net Loss	$(1,245,472)	$(180,621)

See notes to financial statements.

DNA BRANDS INC.

STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT) EQUITY

QUARTER ENDING 09/30/2020

	COMMON STOCK SHARES	COMMON STOCK AMOUNT	PREFERRED STOCK A SHARES	PREFERRED STOCK C SHARES	PREFERRED STOCK D SHARES	PREFERRED STOCK E SHARES	PREFERRED STOCK F SHARES	PREFERRED STOCK G SHARES	PREFERRED STOCK AMOUNT	ADDITIONAL PAID-IN CAPITAL	ACCUM- ALATED DEFICIT

BEGINNING BALANCE JUNE 2017	15,431,865,232	5,076,345	-	300,000	-	1,800,000	355,000	-	454,300	23,181,517	(30,422,173)

COMMON STOCK ISSUED FOR SERVICES	5,782,928,623	-	-	-						-
NET LOSS											(497,382)
BALANCE JUNE 2018	21,214,793,855	5,076,345	-	300,000	-	1,800,000	355,000	-	454,300	23,181,517	(30,919,555)

COMMON STOCK ISSUED FOR SERVICES	2,600,074	29	-	-						59,971
NET LOSS											(388,062)
REVERSE SPLIT 3500:1	(21,207,481,018)
COMMON STOCK ISSUED FOR DEBT CONVERSION	95,984,956
BALANCE JUNE 2019	105,897,867	5,076,374	-	300,000	-	1,800,000	355,000	-	454,300	23,241,488	(31,307,617)

NET LOSS											(2,383)
BALANCE SEPTEMBER 2019	147,046,461	5,076,374	-	300,000	-	1,800,000	355,000	-	454,300	23,241,488	(31,310,000)

BALANCE DECEMBER 2019	147,046,461	5,076,374	-	300,000	-	1,800,000	355,000	-	454,300	23,241,488	(31,323,238)

COMMON STOCK ISSUED FOR DEBT CONVERSION	614,444,444	6144								6,356
NET LOSS										19,750	(571,329)
COMMON STOCK SOLD TO GPL VENTURE	25,000,000	250
PREFERRED STOCK ISSUED TO ANDREW FERRIN								500,000	500,000
PREFERRED STOCK ISSUED TO PBDC LLC								500,000	500,000

BALANCE MARCH 2020	786,490,905	5,082,768	-	300,000	-	1,800,000	355,000	1,000,000	1,454,300	23,267,594	(31,894,567)

PREFERRED STOCK ISSUED TO ANDREW FERRIN								500,000	500,000
PREFERRED STOCK ISSUED TO PBDC LLC								500,000	500,000
NET LOSS											(534,926)

BALANCE JUNE, 2020	786,490,905	5,082,768		300,000		1,800,000	355,000	2,000,000	2,454,300	23,267,594	(32,429,493)

COMMON STOCK ISSUED TO GREEN COAST	37,500,000	375								29,625
COMMON STOCK ISSUED TO GPL	75,000,000	750								58,650
NET LOSS											(83,947)

BALANCE SEPTEMBER 2020	898,990,905	5,083,893		300,000		1,800,000	355,000	2,000,000	2,454,300	23,355,869	(32,513,440)

COMMON STOCK REVERSE SPLIT 12/9/20 ADJMT 200 TO 1	(894,495,952)

NET LOSS											(55,270)

BALANCE DECEMBER 2020	4,494,953	5,083,893		300,000		1,800,000	355,000	2,000,000	2,454,300	23,355,869	(32,568,710)

See notes to financial statements.

DNA BRANDS INC

STATEMENT OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

Net Income	$(1,245,472)	$(180,621)

Operating Activities
Depreciation	3,864	5,060
Adjustments to Net Income
Changes in Liabilities	146,144	126,500
Changes in Account Receivables
Changes in Inventories
Changes in Other Operating Activities		15,000
Total Cash Flow From Operating Activities	(1,095,464)	(34,061)

Investing Activities
Capital Expenditures		(27,600)
Investments	1,000,000
Other Cash Flows From Investing Activities
Total Cash Flow From Investing Activities	1,000,000

Financing Activities
Dividends Paid
Sale/Purchase of Stock	109,400
Net Borrowings
Other Cash Flows From Financing Activities
Total Cash Flow From Financing Activities	109,400

Effect of Exchange Rate Changes
Change in Cash and Equivalents	13,936	(61,661)

Cash Beginning Balance	641	62,302

Cash Ending Balance	$14,577	$641

See notes to financial statements.

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2020

(Unaudited)

Company Overview and History

DNA Brands, Inc. (hereinafter referred to as “us,” “our,” ''we,” the “Company” or “DNA”) was incorporated in the State of Colorado on May 23, 2007 under the name Famous Products, Inc. Prior to July 6, 2010 we were a beverage company. We are looking to reproduce, market and sell a proprietary line of five carbonated blends of DNA Energy Drink®, Citrus, Sugar Free Citrus, Original (a unique combination of Red Bull® and Monster® energy drinks), Cryo- Berry (a refreshing mix of cranberry and raspberry) and Molecular Melon (a cool and refreshing taste); as well as three milk based energy coffees with fortified with Omega 3. These flavors are Mocha, Vanilla Latte and Caramel Macchiato.

Our business commenced in May 2006 in the State of Florida under the name Grass Roots Beverage Company, Inc. (“Grass Roots”). Initial operations of Grass Roots included development of our energy drinks, sampling and other marketing efforts and initial distribution in the State of Florida. In May 2006 we formed DNA Beverage Corporation, a Florida corporation (“DNA Beverage”). Our early years were devoted to brand development, creating awareness through heavy sampling programs and creating credibility among our then core demographic by concentrating marketing efforts on action sports locations and events (surf, motocross, skate, etc.).

Effective July 6, 2010, we executed agreements to acquire all of the assets, liabilities and contract rights of DNA Beverage and 100% of the common stock of DNA Beverage's wholly owned subsidiary Grass Roots Beverage Company, Inc. (“Grass Roots”) in exchange for the issuance of 31,250,000 shares of our common stock. The share issuance represented approximately 94.6% of our outstanding shares at the time of issuance. As a result of this transaction we also changed our name to “DNA Brands, Inc.” Grass Roots was dissolved and ceased activity on December 31, 2013. Whereby DNA Brands Inc. has been the surviving entity.

On March 25, 2019, we announced that we would shift our primary corporate focus to the transportation/ridesharing industry with the signing of a fleet agreement with the rideshare platform, Ridesharerental.com (http://www.Ridesharerental.com) (the “Rideshare Platform”). As of the date of this Offering Circular, the Company’s operating business segments has shifted direction away from the ridesharing business, due to mass vehicle vandalism and theft causing insurance and repair costs to dampen our projected profit model.

Throughout the fourth quarter of fiscal year 2020, the Company gradually transitioned to becoming a diversified holding company as it identified various growth opportunities.  The Company has become a diversified holding company focused on growth opportunities in the emerging industries of renewable energy, blockchain technology, and the cannabis industry.  The Company has sought opportunities with an established sales and revenue model that can be scaled upwards with increased promotional and marketing spending utilizing a digital marketing platform that can be white labeled for any industry or product and will increase impressions in proportion to promotional dollars spent.

Our mailing address is DNA Brands, Inc., 725 E Commercial Blvd #208 Lauderdale by the Sea, FL 33308 and our telephone number is (561) 654-5722. Our website address is www.dnabrandsinc.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company derives revenues from brokering the sale of solar panel installations for commercial and residential buildings and other related products. Revenue is recognized when all of the following elements are satisfied: (i) there are no uncertainties regarding customer acceptance; (ii) there is persuasive evidence that an agreement exists; (iii) delivery has occurred; (iv) legal title to the products has transferred to the customer; (v) the sales price is fixed or determinable; and (vi) collectability is reasonably assured. At this time the company is in a reorganization phase and has minimal revenue.

Fair Value of Financial Instruments

The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, derivative liabilities, and loans payable. The carrying values of the financial instruments approximate their fair value due to the short-term nature of these instruments. The fair values of the loans payable have interest rates that approximate market rates.

Derivative Instruments

The Company does not enter into derivative contracts for purposes of risk management or speculation. However, from time to time, the Company enters into contracts, namely convertible notes payable, that are not considered derivative financial instruments in their entirety, but that include embedded derivative features.

In accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 815-15, Embedded Derivatives, and guidance provided by the SEC Staff, the Company accounts for these embedded features as a derivative liability or equity at fair value.

The recognition of the fair value of the derivative instrument at the date of issuance is applied first to the debt proceeds. The excess fair value, if any, over the proceeds from a debt instrument, is recognized immediately in the statement of operations as interest expense. The value of derivatives associated with a debt instrument is recognized at inception as a discount to the debt instrument and amortized to interest expense over the life of the debt instrument. A determination is made upon settlement, exchange, or modification of the debt instruments to determine if a gain or loss on the extinguishment has been incurred based on the terms of the settlement, exchange, or modification and on the value allocated to the debt instrument at such date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are stated at cost and consist of bank deposits. The carrying amount of cash and cash equivalents approximates fair value.

Accounts Receivable and Allowance for Doubtful Accounts

The Company will bill its customers after its products are shipped. The Company bases its allowance for doubtful accounts on estimates of the creditworthiness of customers, analysis of delinquent accounts, payment histories of its customers and judgment with respect to the current economic conditions. The Company generally does not require collateral. The Company believes the allowances are sufficient to cover uncollectible accounts. The Company reviews its accounts receivable aging on a regular basis for past due accounts, and writes off any uncollectible amounts against the allowance.

Inventory

No Inventory at present or for Fiscal year 2020

Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method that approximates the First-In, First-Out (FIFO) method of accounting for inventory. Inventory consists of raw materials as well as finished goods held for sale. The Company's management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required. The Company is in the process of pricing and ordering Inventory.

Property and Equipment

None at present or for fiscal year 2020

Property and equipment is recorded at cost less accumulated depreciation. Replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Impairment of Long-Lived Assets

None at present or for fiscal year 2020

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate the book value of the assets may not be recoverable. In accordance with Accounting Standards Codification (“ASC”) 360-10-35-15 Impairment or Disposal of Long-Lived Assets, recoverability is measured by comparing the book value of the asset to the future net undiscounted cash flows expected to be generated by the asset.

Stock-Based Compensation for fiscal year 2017-2020

On or about October 18, 2017, the company issued 1,533,200,000 shares of common stock to Consultant Howard Ullman.

On November 5, 2018, Company issued 500,000 shares to Adrian McKenzie DBA PBDC LLC.

2/19/19 - Heidi Michitsch- 600K shares issued

2/19/19 - Howard Ullman - 500K Shares issued

2/19/19 - PBDC LLC (Adrian McKenzie) 1 Million shares issued

4/16/19 - Adrian McKenzie-80 Million shares

Stock compensation arrangements with non-employee service providers are accounted for in accordance with ASC 505-50 Equity-Based Payments to Non-Employees, using a fair value approach. The compensation costs of these arrangements are subject to re-measurement over the vesting terms as earned.

Stock Purchase Warrants

All Prior Warrants issued have expired worthless as of Dec 31, 2016

Going Concern

As reflected in the accompanying financial statements, the Company has recorded continual significant net losses Annually for the trailing 5 years. These matters raise a substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on management's plans, which includes implementation of its business plan and continuing to raise funds through debt or equity raises. The Company will likely continue to rely upon related-party debt or equity financing in order to ensure the continuing existence of the business. Additionally the Company is working on generating new sales from additional retail outlets, distribution centers or through sponsorship agreements; and allocating sufficient resources to continue with advertising and marketing efforts.

Prepaid Expenses and Other Assets

None

Accrued Liabilities

There is $2,133,496 long term debt as of December 31, 2020.

Loans payable

The composition of loans payable up to September 30, 2019 are as follows:

In June 2013, the Company entered into a loan agreement with Beverage LLC and received gross proceeds of $265,000. In accordance with ACS 810- 10-55, the Company considered its relationship with, and the terms of its interest in, Beverage LLC and determined that it was a VIE that should be consolidated into its financial statements. The Company's involvement with Beverage LLC is that it serves as an entity to obtain inventory financing for DNA.

As of December 31, 2013 and December 2012 the amounts included in the consolidated liabilities, which are reported in loans payable (before discount) total $530,000 and $-0- respectively, relating to Beverage LLC. The loans payable bear interest at a rate of 6% per annum and are scheduled to be repaid to the lenders in equal installments of 66.67% of the original principal on September 30, 2013, December 31, 2013 and March 31, 2014. The aggregate value of the repayment installments totals $530,000 plus interest and penalties. September and December installment payments were not made. The loan is in default and the default interest rate of 10% per annum.

Convertible Note Debentures

In February 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $500,000. The debenture bears interest at 12% per annum and carries an annual transaction fee of $30,000, of which both are payable in quarterly installments commencing in May 2011. These costs are recorded as interest expense in the Company's financial statements. In addition, as further inducement for loaning the Company funds, the Company issued 125,000 restricted shares of its common stock to the holder upon execution. The common shares were valued at $31,250, their fair market value, and recorded as discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In June 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $125,000. The debenture bears interest at 12% per annum, which is payable in the Company's common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 150,000 shares of the Company's common stock. This beneficial conversion feature was valued at $90,750, using Black-Scholes methodology, and recorded as a discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In July and August 2011, the Company issued a series of secured convertible debentures to accredited investors aggregating $275,000 in gross proceeds. All proceeds from these debentures are to be utilized solely for the purpose of funding raw materials and inventory purchases through the use of an escrow agent. The debentures bear interest at 12% per annum, payable in monthly installments. The debentures are convertible at any time prior to maturity at a conversion price equal to 80% of the average share price of the Company's common stock for the 10 previous trading days prior to conversion, but not less than $0.70. In addition, as further inducement for loaning the Company funds, the Company issued the lenders 68,750 restricted shares of its common stock and 137,500 common stock warrants exercisable at $1.25 per share. As a result, the Company had to allocate fair market value to each the beneficial conversion feature, restricted shares and warrants. The common shares were valued at $30,938, their fair market value. The Company determined the fair market value of the warrants as $94,255 using the Black-Scholes valuation model. Since the combined fair market value allocated to the warrants and beneficial conversion feature cannot exceed the convertible debenture amount, the beneficial conversion feature was valued at $149,807, the ceiling of its intrinsic value. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In February 2012, the Company issued a convertible debenture to an existing shareholder in the amount of $75,000. The debenture bears interest at 12% per annum, which is payable in the Company's common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 280,000 shares of the Company's common stock. As further inducement, the Company issued the lender 280,000 common stock warrants exercisable at $1.50 per share. If unexercised the warrants will expire on January 31, 2017. Using the Black-Scholes model, the warrants were valued at $63,620 and recorded as a discount to the principal amount of the debenture. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In February and June 2012, the Company converted $524,950 of its loans payable to officers into convertible debentures. These debentures were offered by the Company's officers to certain accredited investors and a majority portion of the proceeds therefrom were deposited with the Company. The debentures had no maturity date and bear no interest. Therefore these debentures were payable on demand and were originally classified as a current liability. The debentures were convertible at any time into 3,499,667 shares, or $0.15 per share of common stock. The Company determined that these terms created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $524,950, the ceiling of its intrinsic value. Due to the nature of the debentures, the full value of the beneficial conversion feature was immediately recorded as interest expense in the Company's financial statements. In August 2012, these convertible debentures were converted into 3,499,666 shares of the Company's common stock.

On April 9, 2012, the Company executed an Investment Banking and Advisory Agreement with Charles Morgan Securities, Inc., New York, NY (“CMI”), wherein CMI agreed to provide consulting, strategic business planning, financing on a “best efforts” basis and investor and public relations services, as well as to assist the Company in its efforts to raise capital through the issuance of debt or equity. The agreement provided for CMI to engage in two separate private offerings with the initial private placement offering up to $3.0 million and the second private placement offering up to an additional $3.0 million; each on a “best efforts” basis. In connection with this agreement the Company issued 750,000 shares valued at $0.25 per share or a total value of $187,500. This amount was fully amortized in the Company's financial statements as of December 31, 2012.

In July 2012, the Company received proceeds from convertible debentures totaling $182,668 in connection with the CMI agreement. The debentures bear interest at 12% per annum, which is payable in cash or the Company's common stock at the time of conversion or maturity. The debentures are convertible at any time prior to maturity at a conversion price equal to the lesser of 75% of the average share price of the Company's common stock for the five previous trading days prior to conversion or $0.35, but not less than $0.15. In the event that the Company offers or issues shares of its common stock at a share price less than $0.15, the floor conversion price will adjust to the new lower price. The Company determined that the terms of the debentures created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $160,813 and recorded as a discount to the principal amount of the debentures. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On August 7, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture does not bear interest. As an inducement, the Company agreed to issue the lender 20,000 shares of its common stock. The common shares were valued at their trading price on the date of the agreement and recorded as interest expense in the Company's results of operations. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. During the second quarter of 2013, the conversion terms of this note were modified and the note was converted into 1,500,000 shares of common stock.

On September 25, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company's common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. During the second quarter of 2013, the lender converted $23,000 of principal into 919,403 shares of common stock in accordance with the conversion terms of the debenture.

On November l, 2012, the Company issued a convertible debenture in the amount of $80,000. The debenture bears interest at 12% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the average closing bid price of the Company's common stock on the 30 previous trading days prior to the day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $56,286, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

During the second quarter of 2013, the Company recorded $65,000 in gross proceeds from the issuance of three convertible debentures. The debentures bear interest at 12% per annum, which is payable in cash at the time of maturity. The debentures are convertible at any time prior to maturity into 216,667 shares of the Company's common stock. As further inducement, the Company issued the lenders 216,667 common stock warrants exercisable at $1.50 per share. If unexercised, the warrants will expire on February 28, 2017. Using the Black-Scholes model, the warrants were valued at $69,455 and recorded as a discount up to the principal amount of the debentures. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. As of December 31, 2013, two of the debentures totaling $35,000 in principal value were converted into 316,667 shares of common stock. Some of the original conversion terms were modified prior to the notes' conversions. The remaining $30,000 debenture is in default, as its maturity date was April 25, 2013.

On September 17, 2013, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company's common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On October 31, 2013, the Company issued a convertible debenture in the amount of $204,000. The debenture bears interest at 18% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest closing bid price of the Company's common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $204,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $53,000. The debenture bears interest at 8% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 58% of the average of the 3 lowest share closing bid prices of the Company's common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $48,533, its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $125,000. The debenture bears interest at 10% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share closing bid price of the Company's common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $125,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $80,000. The debenture bears no interest and is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the average share closing bid price of the Company's common stock on the thirty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $80,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 21, 2013, the Company issued a convertible debenture in the amount of $100,000. The debenture bears interest at 12% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share intra-day price of the Company's common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $100,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

June 10, 2014 Company issued a convertible debenture of $75,000 to Coventry Enterprises LLC bearing 8% interest per annum. This debenture is in default.

April 22, 2014 the company issued a 1 year convertible debenture of $77,500, maturing April 22 2015, to Tidepool Ventures Inc. Bearing 10% interest per annum. This note has a Conversion factor of 45% of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days to the market. (Representing a 55% discount to market price). This note was sold to World Market Ventures LLC and converted into common stock.

April 22, 2014 the company issued a 1 year maturity convertible debenture of $110,000 to Iconic Holding LLC. Bearing 5% interest per annum, maturing April 22 2015. This note has a Conversion factor of 50% of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). $32,250 was converted into Common stock for 2016. This note is in default.

May 2, 2014, the company issued a 1 year convertible debenture to LG Capital funding LLC of $37,500 maturing May 2, 2015, bearing 8% annual interest. This note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note is in default.

June 10, 2014 the company issued a 1 year maturity convertible debenture of $75,000 to Coventry Enterprises LLC bearing 8% interest per annum maturing June 10th 2015. This note has a conversion factor of 60% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 40% discount to market price). This note is in default. $63K, was converted into Common stock for the year 2016.

Oct 7, 2014, the Company issued a 1 year Convertible Debenture to Coventry Enterprises LLC for $30,000. Bearing 8% per annum. Maturing Oct 7 2015. This note has a Conversion ratio with a 50% of market price. Market price is Calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note is in default.

Jan 14, 2016 the company issued a convertible debenture to Darren Marks for $25,000 bearing 8% interest per annum. Maturing Jan 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by the average of the lowest bid price of the trailing 5 business days (Representing a 60% discount to market). This note is in default.

Jan 14, 2016 the company issued a convertible debenture to Darren Marks for $50,000 bearing 8% interest per annum. Maturing Jan 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This note is in default.

Jan 14, 2016, the company issued a convertible debenture to Melvin Leiner for $50,000 bearing 8% interest per annum. Maturing Jan 14 ,2017 . This note has a Conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This note is in default.

Feb 1, 2016, the company issued a convertible debenture to Andrew Telsey for $30,000, bearing 8% Interest per annum. Maturing Feb 1 2017. This note has a conversion of 60% of market value. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. ( Representing a 40% discount to market price). This Note is in default.

Feb 1, 2016, the Company issued a convertible Note to Darren Marks for $70,500, bearing 8% interest per annum. Maturing Feb 1 2017. This note has a conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market Price). This Note is in default.

Feb 1 2016, the Company issued a convertible Note to Melvin Leiner for $106,632.70, bearing 8% interest, with a conversion ratio, of 40% market price. Maturing Feb 1 2017. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. Discount to market. (Representing a 60% discount to market price). This Note is in default.

April 16, 2016, the company issued a convertible debenture to Tidepool Ventures group for $10,000 bearing 5% interest per annum. Maturing April 16 2017. This note has a conversion ratio of 45% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 55% discount to market). This debenture is in default.

April 26, 2016, the company issued a convertible debenture to Iconic Holdings LLC for $25,000 bearing 10% interest per annum Maturing April 26 2017. This note has a conversion ratio of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

June 10, 2016, the company issued a convertible debenture to Tidepool Ventures LLC for $3,000 bearing 5% interest per annum. Maturing June 10 2017. This note has a conversion ratio of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing 50% discount to market price). This note is in default.

June 29, 2016, the company issued a convertible debenture to Tidepool Ventures LLC of Eight thousand seven hundred fifty dollars ($8,750) bearing 5% interest per annum. Maturing June 29 2017. This Note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

August 12, 2016, the company issued a convertible debenture to Tidepool Ventures LLC $3,000 bearing 5% interest per annum. Maturing August 12 2017. This note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This debenture is in default.

Sept 7, 2016, the company issued a convertible debenture to Dr. Rutherford for $20,000 Bearing 5% interest per annum. Maturing September 7, 2017. This note has a conversion of 50% discount of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

Feb 1, 2017, Company issued a Convertible debenture to CEO Adrian McKenzie or his company PBDC LLC for Eighty Nine Thousand Dollars ($89,000). Bearing 9.875% interest for Annual Back Salary and Annual Bonus for 2016. This debenture is in default.

March 31, 2017, company issued a convertible note to CEO Adrian McKenzie or his company PBDC LLC for Eight thousand dollars ($8,000), bearing 9.875% interest for Back Salaries for the months of February and March 2017. This note is in default.

May 21, 2017, Company issued a convertible Promissory Note to Heidi Michitsch for One Hundred Thousand Dollars, bearing 9.875% interest ($100K). This note is in default.

June 30th company issued a convertible debenture to CEO Adrian McKenzie or his company PBDC LLC in the amount of Six Thousand Dollars ($6,000), bearing 9.875% interest, for back salary for Q2, 2017. This debenture is in default.

November 24th the company issued a convertible debenture to Mr. Fred Rosen for Four Thousand Dollars ($4,000), for funds loaned to the company. This debenture is in default.

On November 25th the Company issued a Convertible Note for Twenty Thousand Dollars USD ($20,000) Dr. Thomas Rutherford, for funds loaned to the company. This note is in default.

On Nov 29th 2017 company issued a Convertible Promissory Note. to Mr. Joseph Gibson, for Five Thousand Dollars USD ($5,000) USD. This note is in default.

On or about November 30th 2017 issued a Convertible Promissory Note to Dr. Doug Eagers Five Thousand USD ($5K) for funds loaned to the Company. This note is in default.

On or about December 13th 2017 the company issued a Convertible Promissory Note to Barry Romich of Ten Thousand dollars USD ($10,000), for funds loaned to the company. This note is in default.

On or about December 15th 2017 the company issued a Convertible Promissory Note to Mr. Kerry Goodman for One hundred Thousand Dollars USD ($100K, $50K cashed late December, $50K cashed early February). This note is in default.

On or about December 31st 2017 company issued a Convertible promissory Note payable to Ms. Heidi Michitsch of Six thousand Dollars USD ($6K) for Back Salaries Due, Q4 2017. This note is in default.

On Dec 31, 2017, the Company issued a Convertible promissory Note to CEO Adrian P. McKenzie or his company PBDC LLC in the Amount of Thirty One Thousand, two hundred and Eighty USD ($31,280). This Promissory Note covers monies loaned to the company for the Token Talk Acquisition and Back Salaries owed to Mr. McKenzie over the given time period. This note is in default.

On or about March 31, 2018, the company issued a Convertible promissory note to CEO Adrian P. McKenzie, for Eleven thousand Five Hundred USD ($11,500) or his company PBDC LLC for back salaries owed. This note is in default.

On or about June 30, 2018, company issued a Convertible note in the amount of Twenty Six Thousand Five Hundred dollars USD ($26,500) to CEO Adrian P. McKenzie or his company PBOC LLC, for back salaries owed. This note is in default.

On or about August 13, 2018, the company issued a Convertible Note of Fifty Thousand Dollars USD in exchange for Fifty Thousand Dollar USD ($50,000) Loan to the Company, to the BA Romich Trust. This note is in default.

On or about August 13, 2018, the Company issued a Convertible note in the amount of Fifty Thousand Dollars USD ($50,000) as a Charitable donation to the Romich Foundation. This note is in default.

On or about September 30, 2018, the company issued a Convertible note in the amount of Thirty Thousand Dollars ($30,000) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or November 18, 2018, The company issued a convertible promissory Note to Dr. Thomas Rutherford for One Hundred Thousand Dollars USD ($100,000), for funds loaned to the company. This note is in default.

On or about December 31, 2018, the company issued a Convertible note in the amount of Twenty One Thousand Dollars ($21,000) to Adrian P McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or about March 31, 2019, the Company issued a Convertible note in the amount of Twenty Three Thousand Five Hundred Dollars ($23,500) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or about May 7, 2019, the Company issued a Convertible note in the amount of Thirty Thousand Dollars ($30,000) to Tom Rutherford for a cash investment into the Company. This note is in default.

On or about May 9, 2019, the Company issued a Convertible note in the amount of Sixteen Thousand Dollars ($16,000) to GPL Ventures for a cash investment into the Company. This note is in default.

On or about June 5, 2019, the Company issued a Convertible note in the amount of Twenty Five Thousand Dollars ($25,000) to GPL Ventures for a cash investment into the Company. This note is in default.

On or about June 30, 2019, the Company issued a Convertible note in the amount of Twenty Thousand Dollars ($20,000) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or about July 10, 2019, the Company issued a Convertible note in the amount of One Thousand Five Hundred Dollars ($1,500) to GPL Ventures for a cash investment into the Company. This note is in default.

On or about August 22, 2019, the Company issued a Convertible note in the amount of Two Thousand Five Hundred Dollars ($2,500) to GPL Ventures for a cash investment into the Company. This note is in default.

On or about September 30, 2019, the Company issued a Convertible note in the amount of Thirty Seven Thousand Five Hundred Dollars ($37,500) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or about October 3, 2019, the Company issued a Convertible note in the amount of Ten Thousand Dollars ($10,000) to Tom Rutherford for a cash investment into the Company. This note is in default.

On or about December 31, 2019, the Company issued a Convertible note in the amount of Thirty Two Thousand Five Hundred Dollars ($32,500) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or about March 3, 2020, the Company issued a Convertible note in the amount of Five Thousand Five Hundred Dollars ($5,500) to GPL Ventures for a cash investment into the Company.

On or about March 31, 2020, the Company issued a Convertible note in the amount of Thirty Seven Thousand Five Hundred Dollars ($37,500) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed.

On or about June 30, 2020, the Company issued a Convertible note in the amount of Thirty Three Thousand Three Hundred Fifty Dollars ($33,350) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed.

On or about September 30, 2020, the Company issued a Convertible note in the amount of Seventeen Thousand Five Hundred Dollars ($17,500) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed.

On or about December 31, 2020, the Company issued a Convertible note in the amount of Thirty Five Thousand Dollars ($35,000) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed.

As of December 31, 2020, the company has $2,133,496 in long term debt. Interest has been calculated at 8% annual straight line on the total amount.

Equity

Preferred and Common Stock

As of December 31, 2020, the Company had 3,753,000,000 shares of Common Stock authorized and 4,494,953 shares of Common Stock issued and outstanding.

Sole Office and Director Adrian McKenzie Holds 355K Series F preferred, which have voting rights of 75,000 votes per share. (Control Block)

At December 31, 2016 the Company was authorized to issue 10,000,000 shares of $0.001 Preferred Stock and 400,000,000 shares of $0.001 par value Common Stock. The holders of common stock are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors. Each share of common stock is entitled to one vote.

On May 3, 2013 the Company authorized the issuance of 300,000 shares of Series C Preferred Stock (“Series C”) and issued 150,000 shares of Series C to Darren Marks, an officer and director of the Company, in settlement of

$100,000 owed by the Company to Mr. Marks; and issued 150,000 shares of its Series C to Mel Leiner, an officer and director of the Company, in settlement of $100,000 owed by the Company to Mr. Leiner. Each Series C share entitles the holder to 300 votes on all matters submitted to a vote of the Company's shareholders.

On October 21, 2013 the Company authorized the issuance of 1,800,000 shares of Series D Preferred Stock (“Series D”) and issued 900,000 shares of Series D to Darren Marks in settlement of $900,000 owed by the Company to Mr. Marks; and issued 900,000 shares of its Series D to Mel Leiner in settlement of $900,000 owed by the Company to Mr. Leiner. Each share of Series D Convertible Preferred Stock is convertible into 68.2721 shares of our Common Stock. If all of these shares are converted it would result in the issuance of 122,448,780 shares.

On December 27, 2013 Messrs. Marks and Leiner returned their Series D shares and these shares were cancelled. Additionally on December 27, 2013 the Company authorized the issuance of 1,800,000 shares of Series E Preferred Stock (“Series E”) and issued 900,000 shares of Series E to Darren Marks in settlement of $50,000 owed by the Company to Mr. Marks; and issued 900,000 shares of its Series E to Mel Leiner in settlement of $50,000 owed by the Company to Mr. Leiner. Each share of Series E stock has voting rights equal to 68.02721 common shares. The Series E is not convertible into any of our common shares.

The Company has authorized one billion thirty million (1,030,000,000) shares of Preferred Stock consisting of one billion twenty-five million three hundred thousand (1,025,300,000) undesignated shares of Preferred Stock, $.001 par value per share. There are designated four hundred thousand (400,000) shares of Series C Preferred Stock, $.001 par value per share; one million eight hundred thousand (1,800,000) shares of Series E Preferred Stock, $.001 par value per share; five hundred thousand (500,000) shares of Series F Preferred Stock, $.001 par value per share; and two million (2,000,000) shares of Series G Redeemable Convertible Preferred Stock, $.001 par value per share.

Historically, the Company has issued and sold preferred stock, common stock and common stock warrants in order to fund a significant portion its operations. Additionally, the Company has issued shares of its common stock to compensate its employees, pay service providers and retire debt.

Stock Options

ALL stock options that have been issued in the past have expired worthless.

As of December 31, 2020, 2019 and 2018, there was $-0- in unrecognized compensation related to stock options outstanding. All outstanding stock options are vested. Since the inception of the Company, no stock options have been exercised.

On or about October 18, 2017, the company issued 1,533,200,000 shares of common stock to Consultant Howard Ullman, Pre reversal, Post reversal after October 31 2018, they equate to Four Hundred and thirty eight thousand (438K) common shares.

On or about November 5, 2018 the company issued Five hundred Thousand Shares (500K) to Adrian McKenzie dba PBDC LLC.

On or about Feb 7 2019 company converted $40K worth of common stock to World Market Ventures LLC from a $20K Convertible Promissory note dated Sept 7 2016 payable to Dr. Thomas Rutherford.

On Feb 19 2019 the company issued the following common stock:

600K (Six hundred thousand shares) to Heidi Michitsch, For work done on Rideshares deal 500K (Five hundred thousand shares) to Howard Ullman For work done on Rideshare deal 1,000,000 (One Million shares) For work done on Rideshare deal.

On or about March 5, 2019, company issued 885K shares of common stock to Mr. Kerry Goodman for a Promissory note conversion.

March 31, 2019, the company issued a Convertible Promissory note payable to CEO Adrian McKenzie/ his company PBDC LLC, in the amount of $23,500, for backpay for Q1 2019.

On April 16 2019 the company issued CEO Adrian McKenzie 80 Million common shares in exchange for settlement agreement of convertible debt owed from March 31, 2017.

On or about May 6, 2019, the company issued a Convertible Promissory Note (8.75% interest), to Dr. Thomas Rutherford, in the amount of Thirty Thousand Dollars ($30,000), for funds loaned to the company.

On or about May 15, 2019, the company issued 4 million shares of common stock to Mr. Kerry Goodman for a $25K promissory note conversion.

April 16 2019, issued 80 million shares to Adrian McKenzie, redemption of $8K Promissory Note April 23 2019, issued 9,100,000, shares to GPL Ventures, option purchase of Rutherford Note May 9 2019 Issued 1,000,000 to World Market Ventures LLC, Purchase from Rutherford.

Stock Warrants

All Prior Warrants have expired worthless and not exercised

The net operating loss is comprised as follows:

Loss from operations 2020	($1,245,472)
Loss from operations 2019	($180,621)
Loss from operations 2018	($622,915)
Loss from operations 2017	($314,875)
Loss from operations 2016	($318,272)
Loss from operations 2015	($104, 373)
Loss From operation 2014	($801,213)

Commitments

As of December 31, 2020 the company is committed to $1,819.00 per month for an office facility that it leases annually.

DNA BRANDS INC.

BALANCE SHEET

(UNAUDITED)

	June 30, 2021	June 30, 2020

ASSETS

Current Assets
Cash and Cash Equivalents	$30,213	$2,627
Net Receivables
Inventory
Deposit - Acquisitions	25,000	25,000
Other Current Assets	989	989

Total Current Assets	56,202	28,616

Vehicles, Net	9,116	12,649
Investments-954 Solar	1,000,000	1,500,000
Investments-DNA Tags	10,000	-
Other Assets	-

TOTAL ASSETS	$1,075,318	$1,541,265

LIABILITIES & EQUITY

Liabilities
Current Liabilities
Accounts Payable	$107,752	$107,752
Government Loan Payable	2,000	2,000
Current Long-Term Debt	2,034,396	2,073,496
Other Current Liabilities	482,848	482,848

Long Term Debt	-	-
Other Liabilities	-	-
Total Liabilities	2,626,996	2,666,096

Shareholder’s Equity
Preferred Stock - Series A-G	2,454,300	3,454,300
Common Stock par value $.00001, 3.753,000,000 shares authorized 6,014,679, 786,490,905 shares issued and outstanding as of June 30, 2021 and 2020 respectively	5,083,906	5,082,768
Additional Paid-in Capital	23,642,456	23,267,594
Accumulated Deficit	(32,732,340)	(32,929,493)
Total Shareholders’ Deficit	(1,551,678)	(1,124,831)

Total Liabilities and Shareholder’s Equity	$1,075,318	$1,541,265

See notes to financial statements.

DNA BRANDS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

FOR PERIOD APRIL - JUNE 2021, AND 2020

	Three Months Ended June 30,
	2021	2020

Sales	$138,513	$42,211
Cost of Goods Sold	-	-
Gross Margin	138,513	42,211

Operating Expenses
Compensation and Benefits	-
General and Administrative Expenses	201,333	76,254
Interest Expense on Convertible Notes	-	-
Depreciation Expense	883	883
Professional and Outside Services	1,000
Loss on disposal of assets	-	-
Commission expense-Investments	-	1,000,000
Selling and Marketing Expenses	15,500	-
Total Operating Expenses	218,716	1,077,137

Loss from Operations	(80,203)	(1,034,926)

Other Income (Expense)	-	-
Loss before Income Taxes	(80,203)	(1,034,926)

Income Taxes	-	-

Net Loss	$(80,203)	$(1,034,926)

See notes to financial statements.

DNA BRANDS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

FOR PERIOD JANUARY - JUNE 2021, AND 2020

	Six Months Ended June 30,
	2021	2020

Sales	$332,307	$42,557
Cost of Goods Sold	-	-
Gross Margin	332,307	42,557

Operating Expenses
Compensation and Benefits	-
General and Administrative Expenses	467,671	130,771
Interest Expense on Convertible Notes	-	-
Depreciation Expense	1,766	2,097
Professional and Outside Services	1,000
Loss on disposal of assets	-	1,944
Commission expense-Investments	-	1,500,000
Selling and Marketing Expenses	25,500	14,000
Total Operating Expenses	495,937	1,077,137

Loss from Operations	(163,630)	(1,648,812)

Other Income (Expense)	-	-
Loss before Income Taxes	(163,630)	(1,648,812)

Income Taxes	-	-

Net Loss	$(163,630)	$(1,648,812)

See notes to financial statements.

DNA BRANDS INC.

STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)

For Three Months Ended June 30, 2021

	Common Stock Shares	Common Stock Amount	Preferred Stock A Shares	Preferred Stock C Shares	Preferred Stock D Shares	Preferred Stock E Shares	Preferred Stock F Shares	Preferred Stock G Shares	Preferred Stock Amount	Additional Paid-In Capital	Accum- Alated Deficit

Balance March 2020	786,490,905	5,082,768	-	300,000	-	1,800,000	355,000	1,000,000	1,454,300	23,267,594	(31,894,567)

Preferred Stock Series G Issued To Andrew Ferrin	-	-	-	-	-	-	-	500,000	500,000	-	-
Preferred Stock Series G Issued To Pbdc LLC	-	-	-	-	-	-	-	500,000	500,000	-	-
Net Loss	-	-	-	-	-	-	-	-	-	-	(534,926)
Balance June 2020	786,490,905	5,082,768	-	300,000	-	1,800,000	355,000	2,000,000	2,454,300	23,267,594	(32,429,493)

Common Stock Issued to Green Coast	37,500,000	375	-	-	-	-	-	-	-	29,625
Common Stock Issued to Gpl	75,000,000	750	-	-	-	-	-	-	-	58,650
Net Loss	-	-	-	-	-	-	-	-	-	-	(83,947)
Balance September 2020	898,990,905	5,083,893	-	300,000	-	1,800,000	355,000	2,000,000	2,454,300	23,355,869	(32,513,440)

Common Stock Reverse Split 12/9/20 Adjmt 200 To 1	(894,495,952)	-	-	-	-	-	-	-	-	-	-
Net Loss	-	-	-	-	-	-	-	-	-	-	(55,270)
Balance December 2020	147,046,461	5,076,374	-	300,000	-	1,800,000	355,000	-	454,300	23,241,488	(31,310,000)

Common Stock Issued	1,222,129	12	-	-	-	-	-	-	-	236,588	-
Net Loss	-	-	-	-	-	-	-	-	-	-	(83,427)
Balance March 31. 2021	5,914,679	5,083,905	-	300,000	-	1,800,000	355,000	2,000,000	2,454,300	23,592,457	(32,652,137)

Common Stock Issued	100,000	1	-	-	-	-	-	-	-	49,999	-
Net Loss	-	-	-	-	-	-	-	-	-	-	(80,203)
Balance December 2020	6,014,953	5,083,906	-	300,000	-	1,800,000	355,000	2,000,000	2,454,300	23,642,456	(32,732,340)

See notes to financial statements.

DNA BRANDS INC.

STATEMENT OF CASH FLOW

THREE AND SIX MONTHS 2021

	QTR 1 3/31/2021	QTR 2 6/30/2021

Net Income	$(83,427)	$(80,203)

Operating Activities
Depreciation	883	883
Adjustments to Net Income	-	-
Changes in Liabilities	(114,100)	15,000
Changes in Account Receivables	-	-
Changes in Inventories	-	-
Changes in Other Operating Activities	(10,000)	-
Total Cash Flow From Operating Activities	(206,644)	(64,320)

Investing Activities
Capital Expenditures	-	-
Investments	-	-
Other Cash Flows From Investing Activities	-	-
Total Cash Flow From Investing Activities	-	-

Financing Activities
Dividends Paid	-	-
Sale/Purchase of Stock	236,600	50,000
Net Borrowings	-	-
Other Cash Flows From Financing Activities	-	-
Total Cash Flow From Financing Activities	236,600	50,000

Effect of Exchange Rate Changes	-	-

Change in Cash and Equivalents	29,956	(14,320)
Cash, beginning balance	14,577	44,533
Cash, ending balance	$44,533	$30,213

See notes to financial statements.

DNA BRANDS INC.

STATEMENT OF CASH FLOW

THREE AND SIX MONTHS 2020

	QTR 1 3/31/2020	QTR 2 6/30/2020

Net Income	$(571,329)	$(1,034,926)

Operating Activities
Depreciation	1,214	883
Adjustments to Net Income
Changes in Liabilities	50,794	35,350
Changes in Account Receivables
Changes in Inventories
Changes in Other Operating Activities
Total Cash Flow From Operating Activities	(519,321)	(998,693)

Investing Activities
Capital Expenditures
Investments	500,000	1,000,000
Other Cash Flows From Investing Activities
Total Cash Flow From Investing Activities	500,000	1,000,000

Financing Activities
Dividends Paid
Sale/Purchase of Stock	20,000	-
Net Borrowings
Other Cash Flows From Financing Activities
Total Cash Flow From Financing Activities	20,000	-

Effect of Exchange Rate Changes	679	1,307

Change in Cash and Equivalents	641	1,320
Cash, beginning balance
Cash, ending balance	$1,320	$2,627

See notes to financial statements.

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2018

(Unaudited)

Company Overview and History

DNA Brands, Inc. (hereinafter referred to as “us,” “our,” “we,” the “Company” or “DNA”) was incorporated in the State of Colorado on May 23, 2007, under the name Famous Products, Inc.  Prior to July 6, 2010, we were a beverage company.  We are looking to reproduce, market and sell a proprietary line of five carbonated blends of DNA Energy Drink®, Citrus, Sugar Free Citrus, Original (a unique combination of Red Bull® and Monster® energy drinks), Cryo- Berry (a refreshing mix of cranberry and raspberry) and Molecular Melon (a cool and refreshing taste); as well as three milk-based energy coffees with fortified with Omega 3. These flavors are Mocha, Vanilla Latte and Caramel Macchiato.

Our business commenced in May 2006 in the State of Florida under the name Grass Roots Beverage Company, Inc. (“Grass Roots”). Initial operations of Grass Roots included development of our energy drinks, sampling and other marketing efforts and initial distribution in the State of Florida. In May 2006 we formed DNA Beverage Corporation, a Florida corporation (“DNA Beverage”).

Effective July 6, 2010, we executed agreements to acquire all of the assets, liabilities and contract rights of DNA Beverage and 100% of the common stock of DNA Beverage’s wholly owned subsidiary Grass Roots Beverage Company, Inc. (“Grass Roots”) in exchange for the issuance of 31,250,000 shares of our common stock. The share issuance represented approximately 94.6% of our outstanding shares at the time of issuance. As a result of this transaction we also changed our name to “DNA Brands, Inc.”

Grass Roots was dissolved and ceased activity on December 31, 2013. Whereby, DNA Brands Inc. has been the surviving entity.

Effective on or about March 15, 2019, the Company signed a Fleet agreement with Ridesharerental.com to acquire and rent cars to Transportation Network Providers (TNP’s), such as Uber and Lyft. Due to mass vehicle theft and vandalism, this agreement has been terminated. In February 2020, the Company acquired 100% of 954Solar LLC, a Solar digital marketing and brokerage firm

On or about January 23, 2021, the Company acquired an IP called DNA TAGS™, in an all-cash transaction. DNA Tags™ is third party blockchain verified technology to be used in the Medicinal packaging industry.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

In February 2020, the Company acquired 954Solar. 954Solar generates significant revenue for the Company.

Once Marketing begins, the Company anticipates DNA Tags™, will create revenue, within 12-18 months.

Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, derivative liabilities, and loans payable.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are stated at cost and consist of bank deposits. The carrying amount of cash and cash equivalents approximates fair value.

Accounts Receivable and Allowance for Doubtful Accounts

In beverage production, the Company will bill its customers after its products are shipped. The company bases its allowance for doubtful accounts on estimates of the creditworthiness of customers, analysis of delinquent accounts, payment histories of its customers and judgment with respect to the current economic conditions. Upon the acquisition of 954Solar, revenue is recognized on a net 90-day Basis.

Inventory

No Inventory at present

Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method that approximates the First-In, First-Out (FIFO) method of accounting for inventory. Inventory consists of raw materials as well as finished goods held for sale. None at this time.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets:

Impairment of Long-Lived Assets

None

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate the book value of the assets may not be recoverable. In accordance with Accounting Standards Codification (“ASC”) 360-10-35-15 Impairment or Disposal of Long-Lived Assets, recoverability is measured by comparing the book value of the asset to the future net undiscounted cash flows expected to be generated by the asset.

Stock-Based Compensation for fiscal year 2017 - June 30, 2021

On or about October 18th, 2017 (PRE-REVERSE), the Company issued 1,533,200,000 shares of common stock to Consultant Howard Ullman

11/5/18 Post reversal (3500:1).

Company issued 500K, shares to Adrian McKenzie DBA  PBDC LLC

2/19/19- Heidi Michitsch- 600K common shares issued

2/19/19-Howard Ullman - 500K common shares issued

2/19/19- PBDC LLC/ Adrian McKenzie-Patasar 1 Million common shares issued

4/16/19 Adrian McKenzie-Patasar-80 Million shares

1/5/2020 Adrian McKenzie Patasar- 600,000,000 shares issued

6/4/20- 500K Shares Series G Preferred Adrian McKenzie dba PBDC LLC

6/4//20- 500K Shares Series G Preferred Andrew Ferrin

6/30/20- 500K Shares series G Preferred Adrian McKenzie-Patasar dba PBDC LLC

6/30/20-500K Shares Series G Preferred Andrew Ferrin

Stock compensation arrangements with non-employee service providers are accounted for in accordance with ASC 505-50 Equity-Based Payments to Non-Employees, using a fair value approach. The compensation costs of these arrangements are subject to re-measurement over the vesting terms as earned.

Stock Purchase Warrants

All Prior Warrants issued have expired worthless as of Dec 31 2016

Going Concern

As reflected in the accompanying financial statements, the Company has recorded continual significant net losses annually for the trailing 5 years. These matters raise a substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on management's plans, which includes implementation of its business plan and continuing to raise funds through debt or equity raises. The Company will likely continue to rely upon related-party debt or equity financing in order to ensure the continuing existence of the business.

Prepaid Expenses and Other Assets

None

Accrued Liabilities

$654,596.35 - Interest on Convertible notes up until quarter ending June 30 2021.

Loans payable

The composition of loans payable (Convertible Notes Payable Exhibit A  ) up to June 30, 2021, are as follows:

In June 2013, the Company entered into a loan agreement with Beverage LLC and received gross proceeds of $265,000. In accordance with ACS 810- 10-55, the Company considered its relationship with, and the terms of its interest in, Beverage LLC and determined that it was a VIE that should be consolidated into its financial statements. The Company’s involvement with Beverage LLC is that it served as an entity to obtain inventory financing for DNA.

As of December 31, 2013, and December 2012 the amounts included in the consolidated liabilities, which are reported in loans payable (before discount) total $530,000 and $-0- respectively, relating to Beverage LLC. The loans payable bear interest at a rate of 6% per annum and are scheduled to be repaid to the lenders in equal installments of 66.67% of the original principal on September 30, 2013, December 31, 2013, and March 31, 2014. The aggregate value of the repayment installments totals $530,000 plus interest and penalties. September and December installment payments were not made. The loan is in default and the default interest rate of 10% per annum.

Convertible Note Debentures

On or about Feb 7, 2019, the Company converted $40K worth of common stock to World Market Ventures LLC from a $20K Convertible Promissory note dated Sept 7, 2016, payable to Dr. Thomas Rutherford.

On or about March 5, 2019, the Company issued 885K shares of common stock to Mr. Kerry Goodman for a Promissory note conversion.

On March 31, 2019, the Company issued a 8.75% Convertible Promissory note payable to CEO Adrian McKenzie/ his company PBDC LLC, in the amount of $23,500, for backpay for Q1 2019.

On April 16, 2019, the Company issued CEO Adrian McKenzie 80 Million common shares in exchange for settlement agreement of convertible debt owed from March 31, 2017.

On or about May 6, 2019, the Company issued a Convertible Promissory Note (8.75% interest), to Dr. Thomas Rutherford, in the amount of Thirty Thousand Dollars ($30,000), for funds loaned to the Company.

On or about May 15, 2019, the Company issued 4 million shares of common stock to Mr. Kerry Goodman for a $25K promissory note conversion.

On April 23, 2019, the Company issued 9,100,000, shares to GPL Ventures, option purchase of Rutherford Note.

On May 9, 2019, the Company issued 1,000,000 to World Market Ventures LLC, Purchase from Rutherford ($20K note Purchase at discount).

On or about May 15, 2019, the Company issued 4 million shares of common stock to Mr. Kerry Goodman for a $25K promissory note conversion.

On July 10, 2019, the Company issued a convertible promissory Note to GPL Ventures for a $1500 loan.

On August 22, 2019, the Company issued Convertible Promissory note to GPL Ventures for a $2500 loan.

On September 30, 2019, the Company issued a Convertible Note to Adrian McKenzie or his company PBDC LLC in the amount of $37,500, for Back salaries owed for Q3 2019, as per employment agreement.

On October 3, 2019, the Company issued a convertible promissory note to Tom Rutherford for Ten thousand dollars ($10,000) USD.

On December 31, 2019, the Company issued a promissory note of Thirty-Two thousand Five Hundred dollars ($32,500) to PBDC LLC for back salaries owed.

On Jan 4, 2020, the Company issued 600,000,000 shares of common stock to CEO Adrian McKenzie for the retirement of Convertible note dated (June 30th, 2017, $6K @ par value $0.00001), that was owed to him in lieu of salary.

On Jan 4, 2020, the Company issued 14,444,444 free trading shares to Mr. Kerry Goodman, on a partial debt conversion.

On Jan 30, 2020, the Company issued 25,000,000 Free trading shares at ($0.0008) to GPL Ventures. Said shares were purchased directly from the Companies Qualified Reg A offering, in exchange for $20,000.

On March 3, 2020, the Company issued a convertible promissory note to GPL Ventures in the amount of $5500, as monies loaned to the Company.

On March 31, 2020, the Company issued a Convertible Note in the amount of $37,500 to Adrian McKenzie dba PBDC LLC, back salary owed.

On June 30, 2020, the Company issued a Convertible Note, in the amount of $33,350 to Adrian McKenzie-Patasar dba PBDC LLC, back salary owed.

On July 10, 2020, the Company issued a Convertible note in the amount of 150K to Youngs Marsh LLC, for digital content creation.

On September 30, 2020, the Company issued a convertible note, in the amount of $17,500, to Adrian McKenzie-Patasar or his company PBDC LLC, for Back salaries owed for Q3, 2020.

On or about December 3, 2020, the Company issued a convertible note to GPL Ventures in the amount $7500.

On December 31, 2020, the Company issued a 8.75% Convertible note to CEO Adrian McKenzie-Patasar in the amount of $35,000 for back Salaries owed for Q4.

On March 31, 2021, the Company issued a convertible promissory Note to CEO Adrian McKenzie-Patasar/ PBDC LLC, in the amount of $22,500, for back salaries owed for Q1 2021.

On June 30, 2021, the Company issued a  Convertible promissory Note to CEO Adrian McKenzie-Patasar/ PBDC LLC in the amount of $15,000, for back salaries owed for 2 2021.

Equity

Preferred and Common Stock

As of June 30, 2021, the Company is Authorized to issue 30,000,000 Common shares. Of which as of March 31, 2021, 6,014,679 shares were issued and outstanding,

Our Sole Office and Director Adrian McKenzie Holds 355K Series F preferred, which have voting rights of 75,000 votes per share. (Control Block)

Also as of June 30, 2021, between himself and his company PBDC LLC CEO Adrian McKenzie-Patasar controls 3,407,500 common shares.

On January 5, 2020, the Company issued 600,000,000 (par value), Shares common stock in lieu of $6K Note owed to Adrian McKenzie dated June 30, 2017.

On Feb 25, 2020, the Company signed the acquisition of 954Solar. The company did not issue the Series G preferred shares for this transaction in the specified reporting time period: The share below will be issued at a later subsequent date.

1)500K Shares Series G- Andrew Ferrin

2)500K Shares Series G- Adrian McKenzie-Patasar dba PBDC LLC

June 4, 2020, Company issued (954Solar Transaction)

500K Series G to Andrew Ferrin

500K Series G  to PBDC LLC/ Adrian McKenzie-Patasar

June 30, 2020, Company issued (954Solar Transaction)

500K Series G to Andrew Ferrin

500K Series G to PBDC LLC/ Adrian McKenzie-Patasar

Stock Options

ALL stock options that have been issued in the past have expired worthless.

Since the inception of the Company, no stock options have been exercised.

On or about October 18th, 2017, the Company issued 1,533,200,000 shares of common stock to Consultant Howard Ullman, Pre reversal, Post reversal after October 31, 2018, they equate to Four Hundred and thirty-eight thousand (438K) common shares.

Stock Warrants

Any Prior Warrants issued have expired worthless and or not exercised since December 2016.

The net operating loss is comprised as follows:

Loss from operations 2020	$(1,245,472)
Loss from operations 2019	$(180,621)
Loss from operations 2018	$(622,915)
Loss from operations 2017	$(314,875)
Loss from operations 2016	$(318,272)
Loss from operations 2015	$(104,373)
Loss From operation 2014	$(801,213)

Commitments

As of December 1, 2018, the Company is committed to $1819 per month for an office facility that it leases annually.

PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation*
2.2	By-Laws*
4.1	Subscription Agreement***
6.1	Employment Agreement between DNA Brands, Inc. and Adrian McKenzie/ PBDC LLC*
10.1	Software Acquisition Agreement between DNA Brands, Inc. and Santo Blockchain Labs Corp.*
11.1	Consent of Jeff Turner***
12.1	Opinion of Jeff Turner***

*Previously Filed on March 3, 2021

**Previously Filed on April 26, 2021

***Filed Herewith

PIII-1

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, State of Florida, on October 20, 2021.

DNA BRANDS, INC.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Adrian McKenzie

Name: Adrian McKenzie

Title: Chief Executive Officer, Director and Principal Financial Officer

Date: October 20, 2021

By: /s/ Adrian McKenzie

Name: Adrian McKenzie

Title: Chief Financial Officer (Principal Financial Officer)

Date: October 20, 2021

SIGNATURES OF DIRECTORS:

By: /s/ Adrian McKenzie

Name: Adrian McKenzie

Title: Chief Executive Officer, Director

Date: October 20, 2021

PIII-2